                           SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

FILed BY THE REGISTRANT [X]
FILED BY A PARTY OTHER THAN THE REGISTRANT [_]

CHECK THE APPROPRIATE BOX:

[_]  PRELIMINARY PROXY STATEMENT
[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  DEFINITIVE PROXY STATEMENT
[_]  DEfinitive Additional Materials

[_]  SOLICITING MATERIAL PURSUANT TO SECTION 240.14a-11(c) OR SECTION 240.14a-12

                       TOTAL RENAL CARE HOLDINGS, INC.
--------------------------------------------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                      N/A
--------------------------------------------------------------------------------
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)


PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X]  NO FEE REQUIRED
[_] $125 PER EXCHANGE ACT RULES 0-11(C)(1)(ii), 14a-6(i)(2) OR ITEM 22(a)(2) OF SCHEDULE 14A.
[_]  FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES
     14a-6(i)94) AND 0-11.

     (1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

     -------------------------------------------------------------------------


     (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

     -------------------------------------------------------------------------


     (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11:*

     -------------------------------------------------------------------------


     (4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

     -------------------------------------------------------------------------


     (5) TOTAL FEE PAID:

     -------------------------------------------------------------------------


* SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED.

[_]  FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.
[_]  CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE
     ACT RULE 0-11(a)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

     (1) AMOUNT PREVIOUSLY PAID:

     -------------------------------------------------------------------------


     (2) FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:

     -------------------------------------------------------------------------


     (3) FILING PARTY:

     -------------------------------------------------------------------------


     (4) DATE FILED:

     -------------------------------------------------------------------------

                        TOTAL RENAL CARE HOLDINGS, INC.


                   [LOGO OF TOTAL RENAL CARE HOLDINGS, INC.]



                        TOTAL RENAL CARE HOLDINGS, INC.
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               December 17, 1999


TO OUR STOCKHOLDERS:

     We will hold our 1999 annual meeting of the stockholders of Total Renal Care Holdings, Inc., or TRCH, a Delaware corporation, on Friday, December 17, 1999 at 9:30 a.m., Los Angeles time, at the Torrance Marriott, 3635 Fashion Way, Torrance, California 90503. As further described in the accompanying Proxy Statement, at this meeting we will:

          (a) Elect five directors to our board of directors to serve for a term of one year or until their successors are duly elected and qualified.

          (b) Consider and act upon a proposal to approve the Total Renal Care Holdings, Inc. 1999 Equity Compensation Plan.

          (c) Consider and act upon a proposal to increase the number of shares authorized to be issued under our Employee Stock Purchase Plan.

          (d) Transact other business as may come properly before the meeting or any meetings held upon adjournment of the meeting.

     Our board of directors has fixed the close of business on November 4, 1999 as the record date for the determination of stockholders entitled to vote at the meeting or any meetings held upon adjournment of the meeting. Only record holders of our common stock at the close of business on that day will be entitled to vote. A copy of our 1998 annual report to stockholders is enclosed with this notice, but is not part of the proxy soliciting material.

     We invite you to attend the meeting and vote in person. If you cannot attend, to assure that you are represented at the meeting, please sign and return the enclosed proxy card as promptly as possible in the enclosed postage prepaid envelope. If you attend the meeting, you may vote in person, even if you previously returned a signed proxy.


                                              By order of the board of directors
                                                     Barry C. Cosgrove
                                                   Senior Vice President,
                                              General Counsel and Secretary

Torrance, California
November 15, 1999

                   [LOGO OF TOTAL RENAL CARE HOLDINGS, INC.]


                        TOTAL RENAL CARE HOLDINGS, INC.
                           21250 Hawthorne Boulevard
                          Torrance, California 90503

                             --------------------
                                PROXY STATEMENT
                             --------------------

                              GENERAL INFORMATION

     We are sending you this proxy statement on or about November 15, 1999 in connection with the solicitation of proxies by our board of directors. The proxies are for use at our 1999 annual meeting of stockholders, which we will hold at 9:30 a.m., Los Angeles time, on Friday, December 17, 1999, at the Torrance Marriott, 3635 Fashion Way, Torrance, California 90503. The proxies will remain valid for use at any meetings held upon adjournment of that meeting. The record date for the meeting is the close of business on November 4, 1999. All holders of record of our common stock on the record date are entitled to notice of the meeting and to vote at the meeting and any meetings held upon adjournment of that meeting. Our principal executive offices are located at 21250 Hawthorne Boulevard, Torrance, California 90503, and our telephone number is (310) 792-2600.

     A proxy form is enclosed. Whether or not you plan to attend the meeting in person, please date, sign and return the enclosed proxy as promptly as possible, in the postage prepaid envelope provided, to insure that your shares will be voted at the meeting. You may revoke your proxy at any time prior to its use by filing with our secretary an instrument revoking it or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

     Unless you instruct otherwise in the proxy, any proxy, if not revoked, will be voted at the meeting:

  .  for our board's slate of nominees;

  .  to approve the Total Renal Care Holdings, Inc. 1999 Equity Compensation
     Plan;

  . to approve the increase in the number of shares authorized under our Employee Stock Purchase Plan; and

  . as recommended by our board with regard to all other matters, in its discretion.

     Our only voting securities are the outstanding shares of our common stock. At the record date, we had approximately 81,188,800 shares of common stock outstanding and approximately 1,900 stockholders of record. If the stockholders of record present in person or represented by their proxies at the meeting hold at least a majority of our outstanding shares of common stock, a quorum will exist for the transaction of business at the meeting. Stockholders of record who abstain from voting, including brokers holding their customers' shares who cause abstentions to be recorded, are counted as present for quorum purposes.

     For each share of common stock you hold on the record date, you are entitled to one vote on all matters that we will consider at this meeting. You are not entitled to cumulate your votes. Brokers holding shares of record for their customers generally are not entitled to vote on certain matters unless their customers give them specific voting instructions. If the broker does not receive specific instructions, the broker will note this on the proxy form or otherwise advise us that it lacks voting authority. The votes that the brokers would have cast if their customers had given them specific instructions are commonly called "broker non-votes."

     The voting requirements for the proposals we will consider at the meeting are:

  . Election of directors. The five candidates who receive the highest number of affirmative votes will be elected. Votes against a candidate and votes withheld from voting for a candidate will have no effect on the election.

  . Approval of 1999 Equity Compensation Plan. A majority of the shares present in person or by proxy at the meeting and entitled to vote on this matter must vote for approval of the plan for the stockholders to approve the plan. Abstentions have the effect of negative votes. Broker non-votes will not affect the outcome, as they represent shares that are not entitled to vote on this matter.

  . Approval of increase in shares for Employee Stock Purchase Plan. A majority of the shares present in person or by proxy at the meeting and entitled to vote on this matter must vote for approval of the increase in the number of shares that may be issued under the plan for the stockholders to approve the increase. Abstentions have the effect of negative votes. Broker non-votes will not affect the outcome, as they represent shares that are not entitled to vote on this matter.

     We will pay for the cost of preparing, assembling, printing and mailing this proxy statement and the accompanying form of proxy to our stockholders, as well as the cost of soliciting proxies relating to the meeting. We may request banks and brokers to solicit their customers who beneficially own our common stock listed of record in names of nominees. We will reimburse these banks and brokers for their reasonable out-of-pocket expenses regarding these solicitations. We have also retained Corporate Investor Communications, Inc., or CIC, to assist in the distribution and solicitation of proxies and to verify records related to the solicitation at a fee of $8,000 plus expenses. CIC and our officers, directors and employees may supplement the original solicitation by mail of proxies by telephone, telegram and personal solicitation. We will pay no additional compensation to our officers, directors and employees for these activities. We will indemnify CIC against liabilities and expenses arising in connection with the proxy solicitation, including liabilities under the federal securities laws, unless caused by CIC's gross negligence or willful misconduct.

                                PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

     As of November 15, 1999, we have authorized a seven member board of directors, all of whom are to be elected annually. Two of the current directors, Victor M.G. Chaltiel and Regina E. Herzlinger, have decided not to stand for re-election at the 1999 annual meeting. Accordingly, we will reduce the number of authorized directors to five immediately prior to the 1999 annual meeting.

     At the meeting, you will elect five directors to serve for a term of office consisting of the coming year or until their respective successors are elected and qualified. Our board intends to nominate the five individuals named below
for election as directors.   Each nominee has consented to being named in this
proxy statement as a nominee and has agreed to serve as a director if elected.

     The persons named as proxies in the accompanying form of proxy have advised us that at the meeting they intend to vote the shares covered by the proxies for the election of the nominees named below. If one or more of the nominees are unable to serve, or for good cause will not serve, the persons named as proxies may vote for the election of the substitute nominees that our board may propose. The accompanying form of proxy contains a discretionary grant of authority with respect to this matter. The persons named as proxies may not vote for a greater number of persons than the number of nominees named below.

     No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee other than under the shareholders agreement described in the "Certain Relationships and Related Transactions" section of this proxy statement. None of the nominees has any family relationship with any other nominee or with any of our executive officers.

Information concerning nominees to our board of directors

     The following table sets forth information concerning the nominees to our board of directors:

         Name            Age                            Position
         ----            ---                            --------
Kent J. Thiry............ 43   Chairman of the Board, Chief Executive Officer and Director

Maris Andersons.......... 62   Director

Richard B. Fontaine...... 56   Director

Peter T. Grauer.......... 54   Director

Shaul G. Massry.......... 68   Director

     Kent J. Thiry became our Chairman of the Board and Chief Executive Officer on October 18, 1999. From June 1997 until he joined us, Mr. Thiry served as Chairman of the Board and Chief Executive Officer of Vivra Holdings, Inc., which was formed to operate the non-dialysis business of Vivra Incorporated, or Vivra, after Gambro AB acquired the dialysis services business of Vivra in June 1997. At the time, Vivra was the second largest provider of dialysis services in the United States. From September 1992 to June 1997, Mr. Thiry was the President and Chief Executive Officer of Vivra. From April 1992 to August 1992, Mr. Thiry served as President and co-Chief Executive Officer of Vivra, and from September 1991 to March 1992, as President and Chief Operating Officer of Vivra. From 1983 to 1991, Mr. Thiry was associated with Bain & Company, first as a Consultant, and then as Vice President. Mr. Thiry is also a director of Oxford Health Plans, Inc.

     Maris Andersons has been one of our directors since August 1994. Mr. Andersons was a Senior Vice President and Senior Advisor, Corporate Finance, of Tenet Healthcare Corporation, or Tenet, until his retirement in 1997. Mr. Andersons also has held various senior executive offices with Tenet since 1976. Prior to joining Tenet, Mr. Andersons served as a Vice President of Bank of America.

     Richard B. Fontaine has been one of our directors since November 1999. Mr. Fontaine has been an independent health care consultant since 1992. Mr. Fontaine has also been an adjunct instructor at Westminster College since 1992. From June 1995 to September 1995, he served as interim Chief Executive Officer of Health Advantage, Inc., a subsidiary of VIVRA Specialty Partners, Inc. In 1993, he served as interim Chief Executive Officer of Vivocell Therapy, Inc. From 1988 to 1992, he served as Senior Vice President of CR&R Incorporated. From 1984 to 1988, he served as Vice President, Business Development, of Caremark, Inc. Mr. Fontaine is a director of Celeris Corp.

     Peter T. Grauer has been one of our directors since August 1994. Mr. Grauer has been a Managing Director of DLJ Merchant Banking, Inc., or DLJMB, since September 1992. From April 1989 to September 1992, he was a Co-Chairman of Grauer & Wheat, Inc., an investment firm specializing in leveraged buyouts. Prior thereto, Mr. Grauer was a Senior Vice President of Donaldson, Lufkin & Jenrette Securities Corporation, or DLJ. Mr. Grauer is a director of Ameriserve Food Distribution, Inc., DecisionOne Holdings Corporation, Doane Pet Care Enterprises, Inc., Formica Corporation, Nebco Evans Holding Co., and Thermadyne Holdings Corporation.

     Shaul G. Massry has been one of our directors since April 1997. Dr. Massry has been a Professor of Medicine, Physiology and Biophysics and Chief, Division of Nephrology, at the University of Southern California School of Medicine since 1974. Dr. Massry served as the president of the National Kidney Foundation from 1990 through 1992.

Information concerning current directors not standing for re-election

     The following table sets forth information concerning the members of our board of directors who are not standing for re-election at the 1999 annual meeting:


         Name             Age   Position
         ----             ---   --------
Victor M.G. Chaltiel.....  58   Director
Regina E. Herzlinger.....  55   Director


     Victor M.G. Chaltiel has been one of our directors since August 1994. He also served as our Chairman and CEO from August 1994 until August 1999 and as our President from August 1994 until May 1999. Mr. Chaltiel served as President and CEO of Abbey Healthcare Group, Inc., or Abbey, from November 1993 to February 1994 and prior thereto as Chairman, CEO and President of Total Pharmaceutical Care, Inc., or TPC, from March 1989 to November 1993, when Abbey completed its acquisition of TPC.

     Regina E. Herzlinger has been one of our directors since July 1997. Ms. Herzlinger, the Nancy R. McPherson Professor of Business Administration Chair at the Harvard Business School, has been a member of the faculty at the Harvard Business School since 1971. Ms. Herzlinger is a director of C.R. Bard, Inc., Cardinal Health, Inc., Deere & Company, and Schering-Plough Corporation.

Information regarding our board of directors and its committees

     Our board of directors met four times during 1998. Each of our directors attended 75% or more of the total number of meetings of the board and meetings of the committees of the board on which he or she served during 1998.

     In 1998, our audit committee consisted of Maris Andersons, Peter T. Grauer and Shaul G. Massry. Our audit committee consults and meets with our auditors and our Chief Financial Officer and other finance and accounting personnel, reviews potential conflict of interest situations and reports and makes recommendations to our full board of directors regarding these matters. The audit committee held one meeting during 1998.

     In 1998, our compensation committee consisted of Maris Andersons, Peter T. Grauer and Regina E. Herzlinger. Our compensation committee reviews the compensation of our Chief Executive Officer and reviews the recommendations of our Chief Executive Officer relating to compensation of certain of our other executive officers. The compensation committee also establishes policies relating to the compensation of our executive officers and other key employees and administers our stock option plans. The compensation committee held four meetings during 1998.

     In July 1999, in connection with the resignation of our chief financial officer, the board appointed a new finance committee, consisting solely of Maris Andersons. The finance committee was formed to oversee our finance functions and the transitioning of our finance functions to a new chief financial officer. As of the date of this proxy statement, we have yet to appoint a new chief financial officer.

     In August 1999, following the resignation of our chief executive officer, the board appointed an executive committee consisting of Maris Andersons, Regina
E. Herzlinger and Shaul G. Massry. The executive committee was formed to oversee our day-to-day operational issues and to interface with the members of our senior management team pending the hiring of a new chief executive officer. We hired a new chief executive officer, Mr. Thiry, in October 1999.

     In October 1999, the board appointed a nominating committee consisting of Kent J. Thiry, Maris Andersons and Regina E. Herzlinger to recommend to the board a slate of directors to stand for election at our 1999 annual meeting of stockholders. The committee's recommended slate of directors was subject to the approval of the board as a whole. The committee recommended, and the full board approved, the slate of nominees that we are submitting to our stockholders at our 1999 annual meeting. The nominating committee will consider nominees recommended by holders of our common stock. Stockholders should submit any recommendations in writing to the Secretary of TRCH at TRCH's principal executive offices.

Director compensation

     Directors who are our employees or officers do not receive compensation for service on the board or any committee of the board. Each of our directors who is not one of our officers or employees is entitled to receive $60,000 per year and additional compensation of $2,500 for each board meeting attended, including each meeting held via conference telephone. We also reimburse our directors for their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the board. In addition, each director who is not one of our officers or employees is entitled to receive options to purchase 25,000 shares of our common stock for each year they are elected to serve on our board. These options have an exercise price equal to the fair market value of our common stock on the date of grant and generally vest over four years at an annual rate of 25% beginning on the first anniversary of the date of grant. All of these options, however, were accelerated and became fully vested upon the hiring of Mr. Thiry as our new Chief Executive Officer.

          In addition to these standard arrangements, in August 1999 Mr. Andersons, Ms. Herzlinger and Dr. Massry each received additional options to purchase 25,000 shares of our common stock at an exercise price of $8.50 per share, the fair market value of our common stock on the date of grant. Ms. Herzlinger's and Dr. Massry's options fully vested upon the hiring of Mr. Thiry as our new Chief Executive Officer. Mr. Andersons' options vest over four years at an annual rate of 25% beginning on the first anniversary of the date of grant, but will be accelerated and become fully vested when we hire a new Chief Financial Officer. Also, in October 1999 Ms. Herzlinger received an additional option to purchase 25,000 shares at an exercise price of $6.06 per share, the fair market value of our common stock on the date of grant. This option was fully vested on the date of grant.

                 SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS,
                       DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information regarding the ownership of our common stock as of October 31, 1999 by (a) all those persons known by us to own beneficially more than 5% of our common stock, (b) each of our directors, (c) all directors and executive officers as a group and (d) each of the executive officers named in the "Summary Compensation Table" included in this Proxy Statement. Except as otherwise noted under "Certain Relationships and Related Transactions," we know of no agreements among our stockholders which relate to voting or investment power over our common stock or any arrangement the operation of which may at a subsequent date result in a change of control of us.

                                                                           Number of shares    Percentage of shares
                     Name of beneficial owner                              beneficially owned    beneficially owned
----------------------------------------------------------------------     -----------------------------------------
Massachusetts Financial Services Company(1)...........................          9,569,751              11.8%
500 Boylston Street
Boston, Massachusetts 02116
T. Rowe Price Associates, Inc. (2)....................................          8,176,733              10.1%
100 East Pratt Street
Baltimore, MD 21202
Kent J. Thiry (3).....................................................             12,500               *
George B. DeHuff (4)..................................................            150,000               *
Barry C. Cosgrove (5).................................................            173,982               *
Stan M. Lindenfeld (6)................................................            158,607               *
Victor M.G. Chaltiel (7)..............................................          1,200,857               1.5%
Maris Andersons (8)...................................................            109,055               *
Shaul G. Massry (9)...................................................            119,862               *
Regina E. Herzlinger (10).............................................            122,500               *
Peter T. Grauer (11)..................................................             72,500               *
Richard B. Fontaine...................................................                 --               *
All directors and executive officers as a group (10 persons) (12).....          2,119,863               2.6%
Leonard W. Frie (13)..................................................            287,488               *
John E. King (14).....................................................            153,051               *

_____________________
*    Amount represents less than 1% of our common stock.
(1) Based upon information contained in a Schedule 13G filed with the SEC on April 20, 1999. The number of shares beneficially owned includes 122,219 shares which may be acquired upon the conversion of our convertible notes.
(2) Based upon information contained in Amendment No. 1 to a Schedule 13G filed with the SEC on May 10, 1999.
(3)  All shares are held in a family trust.
(4) Includes 150,000 shares issuable upon the exercise of options which are exercisable as of, or will become exercisable within 60 days of, October 31, 1999.
(5) Includes 127,388 shares issuable upon the exercise of options which are exercisable as of, or will become exercisable within 60 days of, October 31, 1999.
(6) Includes 141,277 shares issuable upon the exercise of options which are exercisable as of, or will become exercisable within 60 days of, October 31, 1999.
(7) Includes 166,667 shares issuable upon the exercise of options which are exercisable as of, or will become exercisable within 60 days of, October 31, 1999.
(8) Includes 89,278 shares issuable upon the exercise of options which are exercisable as of, or will become exercisable within 60 days of, October 31, 1999.
(9) Includes 119,862 shares issuable upon the exercise of options which are exercisable as of, or will become exercisable within 60 days of, October 31, 1999.
(10) Includes 122,500 shares issuable upon the exercise of options which are exercisable as of, or will become exercisable within 60 days of, October 31, 1999.
(11) Includes 72,500 shares issuable upon the exercise of options which are exercisable as of, or will become exercisable within 60 days of, October 31, 1999.
(12) All directors and executive officers in office on November 10, 1999. Includes 989,472 shares issuable upon the exercise of options which are exercisable as of, or will become exercisable within 60 days of, October 31, 1999.
(13) Includes 207,943 shares issuable upon the exercise of options which are exercisable as of, or will become exercisable within 60 days of, October 31, 1999.
(14) Includes 135,721 shares issuable upon the exercise of options which are exercisable as of, or will become exercisable within 60 days of, October 31, 1999.

                       EXECUTIVE OFFICERS, COMPENSATION
                             AND OTHER INFORMATION

Executive officers

     The following table sets forth certain information concerning our executive officers as of November 15, 1999:

        Name            Age                                Position
        ----            ---                                --------
Kent J. Thiry.........   43   Chairman of the Board and Chief Executive Officer

George B. DeHuff......   46   President and Chief Operating Officer

Barry C. Cosgrove.....   42   Senior Vice President, General Counsel and Secretary

Stan M. Lindenfeld....   52   Senior Vice President, Quality Management and Chief Medical Officer

     Our executive officers are elected by and serve at the discretion of our board of directors. Set forth below is a brief description of the business experience of all executive officers, other than Mr. Thiry, who is also a director. See "Information concerning nominees to our board of directors" under "Proposal No. 1, Election of Directors."

     George B. DeHuff has been our President and Chief Operating Officer since May 1999. He also served as our interim Chief Executive Officer from August 1999 to October 1999. Prior to joining us, Mr. DeHuff served as an executive officer of American Medical Response, including President and Chief Executive Officer from September 1997 to March 1999, Chief Operating Officer from August 1995 to August 1997 and Chief Executive Officer of American Medical Response West from September 1994 to July 1995. From July 1991 to July 1994, he was President and Chief Operating Officer of LifeFleet, Inc. From 1989 to 1991, he was the President and Chief Executive Officer of EECO Inc. Prior to 1989, Mr. DeHuff held executive positions with Price Waterhouse and HI-TEK Corporation.

     Barry C. Cosgrove was promoted to Senior Vice President in October 1998 from Vice President, a position he held since August 1994. Mr. Cosgrove is also our General Counsel and Secretary, positions he has held since August 1994. Prior to joining us, from May 1991 to April 1994, Mr. Cosgrove served as Vice President, General Counsel and Secretary of TPC. From February 1988 to 1991, Mr. Cosgrove served as Vice President and General Counsel of McGaw Laboratories, Inc., a subsidiary of the Kendall Company. Prior to February of 1988, Mr. Cosgrove was with the Kendall Company for seven years in numerous corporate, legal and management positions, including Assistant to the General Counsel.

     Stan M. Lindenfeld, a nephrologist, was promoted to Senior Vice President, Quality Management in October 1998 from Vice President, Quality Management and Integrated Programs, a position he held since August 1994. Dr. Lindenfeld has also served as our Chief Medical Officer since January 1995 and as one of our medical directors since 1981. Since 1988 he has held the position of Clinical Professor of Medicine at the University of California Medical Center in San Francisco. Dr. Lindenfeld developed the Office of Clinical Resources Management at the University of California Medical Center in San Francisco and served as its director from July 1993 until July 1997.

     None of our executive officers has any family relationship with any other executive officer or with any nominee to our board of directors.

Section 16(a) beneficial ownership reporting compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires "insiders," including our executive officers, directors and beneficial owners of more than 10% of our common stock, to file reports of ownership and changes in ownership of our common stock with the Securities and Exchange Commission and the New York Stock Exchange, and to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of these forms we have received, and written representations from certain reporting persons that no Form 5's were required for those persons, we believe that our insiders complied with all applicable Section 16(a) filing requirements during 1998.

Executive compensation

     The following table sets forth the compensation we have paid to our chief executive officer and to each of our four most highly compensated executive officers for each of the fiscal years in the three-year period ended December 31, 1998:

                           Summary Compensation Table

                                                                                          Long Term Compensation
                                                                                    ---------------------------------------------
                                               Annual Compensation                          Awards           Payouts
                                            --------------------------------------  ---------------------------------------------
                                                                           Other      Restricted
                                                                          Annual        Stock     Securities     LTIP     All Other
        Name and                                                          Compen-      Award(s)   Underlying   Payouts  Compensation
    Principal Position              Year    Salary ($)*   Bonus($)**     sation ($)      ($)     Options (#)+    ($)         ($)
-----------------------------      ------   -----------  -------------   ----------   ---------  ------------  -------  -----------
Victor M.G. Chaltiel                 1998    $315,026    $8,250,000(1)    3,536(2)       -     1,000,000(3)      --     $ 5,598(4)
 Director and former Chairman        1997     288,652       890,409(5)       --          -       333,334(3)      --       5,522(6)
 of the Board and Chief              1996     285,186       419,728          --          -       166,667         --       5,366(7)
 Executive Officer

Barry C. Cosgrove                    1998     182,309       490,004(8)       --          -       200,000(9)      --      40,293(10)
 Senior Vice President, General      1997     149,817       115,004          --          -       111,916         --      11,582(11)
 Counsel and Secretary               1996     145,189       111,655          --          -       116,083         --      10,556(12)

Stan M. Lindenfeld                   1998     273,883       382,211(13)      --          -       150,000(14)     --         425(15)
 Senior Vice President, Quality      1997     214,791       169,020          --          -        58,333         --          --
 Management and Chief                1996     121,647        85,302          --          -       136,916         --     192,520(16)
 Medical Officer

Leonard W. Frie                      1998     200,410       321,254(17)      --          -       150,000         --      13,197(18)
 Former Executive Vice               1997     182,245       143,754          --          -       111,916         --      14,153(19)
 President and Chief Operations      1996     181,484       139,568          --          -       159,140         --      26,914(20)
 Officer, West

John E. King                         1998     181,154       487,500(21)      --          -       200,000         --       8,620(22)
 Former Senior Vice President,       1997     130,504       112,500          --          -       111,916         --      14,089(23)
 Finance and Chief Financial         1996      99,533        93,750          --          -        74,417         --      15,509(24)
 Officer

_____________________
* Consists of actual salary earned from January 1 through December 31. Due to salary increases within a fiscal year, the listed amounts may not reflect the officers' year-end salaries.
** Consists of cash payments made in the indicated year. Bonuses earned in any given year typically are paid in March of the following year as a percentage of the officers' then-current salaries.
+    Includes options repriced in April 1997.
(1) Consists entirely of a special bonus received for services rendered in connection with the merger with Renal Treatment Centers, Inc., or RTC, completed in February 1998.
(2) Paid as a gross-up adjustment to offset the personal income tax resulting from Mr. Chaltiel's personal use of our leased corporate jet.
(3) In February 1999, Mr. Chaltiel voluntarily canceled all 1,000,000 of the options granted to him in 1998 and 166,667 of the options granted to him in 1997.
(4) Includes (a) $520 paid by us for an umbrella insurance policy, and (b) $5,078 representing imputed income from Mr. Chaltiel's personal use of our leased corporate jet.
(5)  Mr. Chaltiel's 1997 bonus of $451,776 was prepaid in December 1997.
(6) Includes (a) automobile allowance of $5,002, and (b) $520 paid by us for an umbrella insurance policy.
(7) Includes (a) an automobile allowance of $4,846, and (b) $520 paid by us for an umbrella insurance policy.
(8) Includes the first installment, in the amount of $375,000, related to an additional bonus received for services rendered in connection with the merger with RTC.
(9) In September 1999, Mr. Cosgrove surrendered all 200,000 of the options granted to him in 1998.
(10) Includes (a) an automobile allowance of $8,100, (b) $520 paid by us for an umbrella insurance policy, and (c) $31,673 in the payment of cash value of accrued paid time off.

(11) Includes (a) an automobile allowance of $7,800, (b) $520 paid by us for an umbrella insurance policy, and (c) $3,262 in deferred interest income.
(12) Includes (a) an automobile allowance of $7,800, (b) $520 paid by us for an umbrella insurance policy, and (c) $2,236 in deferred interest income.
(13) Includes the first installment, in the amount of $187,500, related to an additional bonus received for services rendered in connection with the merger with RTC.
(14) In September 1999, Dr. Lindenfeld surrendered all 150,000 of the options granted to him in 1998.
(15) Consists entirely of a waiver of medical insurance premiums.
(16) Includes (a) $192,000 in medical director fees and (b) $520 paid by us for an umbrella insurance policy.
(17) Includes the first installment, in the amount of $187,500, related to an additional bonus received for services rendered in connection with the merger with RTC.
(18) Includes (a) an automobile allowance of $8,827, (b) $520 paid by us for an umbrella insurance policy, and (c) $3,850 in deferred compensation.
(19) Includes (a) an automobile allowance of $8,500, (b) $520 paid by us for an umbrella insurance policy, and (c) $5,133 in deferred compensation.
(20) Includes (a) an automobile allowance of $8,500, (b) $520 paid by us for an umbrella insurance policy, (c) $4,894 in deferred compensation, and (d) $13,000 in payment of cash value of accrued paid time off.
(21) Includes the first installment, in the amount of $375,000, related to an additional bonus received for services rendered in connection with the merger with RTC.
(22) Includes (a) an automobile allowance of $8,100 and (b) $520 paid by us for an umbrella insurance policy.
(23) Includes (a) an automobile allowance of $7,800, (b) $520 paid by us for an umbrella insurance policy, and (c) $5,769 in payment of cash value of accrued paid time off.
(24) Includes (a) an automobile allowance of $7,800, (b) $520 paid by us for an umbrella insurance policy, (c) housing reimbursement of $3,624, and (d) $3,565 in payment of cash value of accrued paid time off.

   The following table sets forth information concerning options we granted to each of the named executive officers in 1998:

                     Option/SAR Grants in Last Fiscal Year

                               Individual Grants
-------------------------------------------------------------------------------------------
                                                   % of Total
                                                    Options/
                                   Number of          SARs
                                  Securities      Granted to
                                  Underlying       Employees                                     Grant Date
                                 Options/SARs      in Fiscal   Exercise or Base  Expiration    Present Value
           Name                  Granted(#)(1)        Year       Price ($/sh)       Date           ($)(2)
----------------------------    ---------------   -----------  ----------------  ----------    --------------
Victor M.G. Chaltiel........       1,000,000 (3)       18.0%        32.1875        2/27/08        14,236,900

Barry C. Cosgrove...........         200,000 (4)        3.6         32.1875        2/27/08         2,847,380

Stan M. Lindenfeld..........         150,000 (5)        2.7         32.1875        2/27/08         2,135,535

Leonard W. Frie.............         150,000            2.7         32.1875        2/27/08         2,135,535

John E. King................         200,000            3.6         32.1875        2/27/08         2,847,380

_____________________
(1) All options are nonqualified stock options and were granted under our 1997 Equity Compensation Plan. The options vest over four year periods at an annual rate of 25% beginning on the first anniversary of the date of grant.
(2) The estimated grant date present value reflected in the above table was determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the above table include the following: (a) the respective option exercise price for each individual grant, equal to the fair market value of the underlying stock on the date of grant; (b) the exercise of options within six years of the date that they become exercisable; (c) a risk-free interest rate of 5.632% per annum; (d) volatility of 34.2 calculated using the daily prices of our common stock; and (e) a dividend yield of 0%. The ultimate values of the options will depend on the future market price of our common stock, which cannot be forecasted with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of our common stock over the exercise price on the date the option is exercised. We cannot assure that the value realized by an optionee will be at or near the value estimated by the Black-Scholes model or any other model applied to value the options.
(3) In February 1999, Mr. Chaltiel voluntarily canceled all 1,000,000 of the options granted to him in 1998.
(4) In September 1999, Mr. Cosgrove surrendered all 200,000 of the options granted to him in 1998.
(5) In September 1999, Dr. Lindenfeld surrendered all 150,000 of the options granted to him in 1998.

     The following table sets forth information concerning the aggregate number of options exercised by each of the named executive officers in 1998:

              Aggregated Option Exercises in Last Fiscal Year and
                         Fiscal Year-End Option Values

                                                                                          Value of Unexercised
                                                                 Number of unexercised        In-the-Money
                      Shares Acquired on    Value Realized             Options                   Options
                          Exercise (#)           ($)                   at FY-End                at FY-End
                          Exercisable/       Exercisable/             Exercisable/             Exercisable/
        Name             Unexercisable     Unexercisable($)(1)      Unexercisable(#)        Unexercisable($)(1)
--------------------  ------------------   -------------------   -------------------      ---------------------
Victor M.G. Chaltiel..     --  / --             --  / --           97,222/1,236,112(2)     929,685/2,257,820
Barry C. Cosgrove.....     --  / --             --  / --           94,944/279,472(3)     2,023,525/759,950
Stan M. Lindenfeld....     --  / --             --  / --           81,055/285,027(3)     1,146,955/1,291,194
Leonard W. Frie.......     --  / --             --  / --          137,999/229,472        3,203,770/759,950
John E. King..........     --  / --             --  / --           53,277/279,472          881,328/759,950

_____________________
(1) Value is determined by subtracting the exercise price from the fair market value of $28.3125 per share, the closing price for our common stock on December 31, 1998 as reported by the New York Stock Exchange and multiplying the remainder by the number of underlying shares of common stock.
(2) In February 1999, Mr. Chaltiel voluntarily canceled 1,166,667 of these options.
(3) Mr. Cosgrove and Dr. Lindenfeld have surrendered a portion of these options, as described in footnotes (4) and (5) to the table "Option/SAR Grants in Last Fiscal Year" above.



Employment agreements

  On October 18, 1999, we entered into an employment agreement with Kent J. Thiry. The employment agreement provides for an initial term through December 31, 2001 and will continue thereafter with no further action by either party for successive one year terms. Mr. Thiry's annual compensation will be subject to annual increases consistent with the California consumer price index. Mr. Thiry will be entitled to receive a bonus of up to 150% of his base salary each year, based upon our achievement of performance goals to be mutually agreed upon by Mr. Thiry and the compensation committee. For the year 2000, Mr. Thiry is guaranteed a minimum bonus of $500,000. In the event of a constructive discharge following a change in control or a termination for any reason other than material cause, Mr. Thiry will be entitled to a lump sum payment equal to his then-current base salary. Any additional compensation payable to Mr. Thiry upon a change in control would not be reduced by tax obligations possibly imposed by sections 280G or 4999 of the Internal Revenue Code of 1986.

  On May 17, 1999, we entered into an employment agreement with George B. DeHuff. The employment agreement provides for an initial term through May 16, 2001 and will continue thereafter with no further action by either party for successive one year terms. Mr. DeHuff's annual compensation will be subject to annual increases consistent with the California consumer price index. Mr. DeHuff will be entitled to receive a bonus of up to 100% of his base salary each year. Fifty percent of this bonus will be based upon our achievement of earnings per share targets and 50% will be granted at the discretion of the compensation committee. In the first year of Mr. DeHuff's employment agreement he is guaranteed a minimum bonus of $155,000. In the event of a constructive discharge following a change in control or a termination for any reason other than material cause, Mr. DeHuff will be entitled to a lump sum payment equal to his then-current base salary. Any additional compensation payable to Mr. DeHuff upon a change in control would not be reduced by tax obligations possibly imposed by sections 280G or 4999 of the Internal Revenue Code of 1986.

  On March 2, 1998 we entered into new employment agreements with each of Barry
C. Cosgrove and Stan M. Lindenfeld. These employment agreements provide for an initial term through December 31, 1998 and will continue thereafter with no further action by either party for successive one year terms. Each of these executive officers' base salaries will be subject to annual increases consistent with the California consumer price index. Each of these executive officers also will be entitled to receive a bonus of up to 75% of his base salary each year. Fifty percent of this bonus will be based upon our achievement of earnings per share targets and 50% will be granted at the discretion of the compensation committee. In the event of a constructive discharge following a change in control or a termination for any reason other than material cause, each of these executive officers will be entitled to a lump sum payment equal to his then-current base salary. Any additional compensation payable to these executive officers upon a change in control would not be reduced by tax obligations possibly imposed by sections 280G or 4999 of the Internal Revenue Code of 1986.

  In September 1999 we implemented a key employee retention program approved by our board of directors. Each of Messrs. DeHuff, Cosgrove and Dr. Lindenfeld were selected to participate in this program. The program guarantees each executive a stay bonus, ranging from $75,000 to $150,000, if he continues his employment with us through January 1, 2000. The program also guarantees payment of 50% of each executive's target bonus amount for 1999, if he continues his employment with us through March 1, 2000. In order to be eligible to participate in this plan, each key employee was required to relinquish voluntarily his or her stock options with an exercise price in excess of $30.00 per share, if any.

  Victor M.G. Chaltiel resigned as our Chairman of the Board and Chief Executive Officer effective August 4, 1999. On October 6, 1999, we entered into a severance agreement with Mr. Chaltiel. The severance agreement provides for a separation payment to Mr. Chaltiel of $766,580, which was paid to Mr. Chaltiel on October 26, 1999, and the payment of $9,000 to Mr. Chaltiel to reimburse him for his legal fees incurred in connection with the negotiation of the severance agreement and related matters. Also, Mr. Chaltiel's option to purchase up to 166,667 shares of our common stock was amended so that the unvested portion of the option, covering 55,555 shares, became fully vested as of August 4, 1999, and to provide that the option will remain exercisable until August 4, 2002.

  Mr. Chaltiel had entered into an employment agreement with us on August 14, 1994, pursuant to which he was employed for an initial term of three years, with one year automatic extensions at the end of each year. We could terminate this agreement at any time, subject, among other things, to severance payments as provided in the employment agreement. His base salary paid during 1998 was $315,026 and was subject to annual review by our board for possible increases, with a minimum increase tied to the California consumer price index. Until May 31, 1999, Mr. Chaltiel was entitled to a yearly bonus of up to 150% of his base salary based upon our achieving certain EBITDA performance targets. He also could be awarded an additional bonus at the discretion of our board of directors if EBITDA targets were exceeded by more than 15%. After May 31, 1999, Mr. Chaltiel would be awarded bonuses in a manner as determined in the sole discretion of the board, on a basis reasonably consistent with past bonuses for similar performance.

  On March 2, 1998 we amended Mr. Chaltiel's employment agreement to ensure that any additional compensation payable to Mr. Chaltiel upon a change in control would not be reduced by tax obligations possibly imposed by sections 280G or 4999 of the Internal Revenue Code of 1986.

  Pursuant to Mr. Chaltiel's employment agreement and our 1994 Equity Compensation Plan, Mr. Chaltiel purchased 1,855,557 shares of common stock at $0.90 per share during the fiscal year ended May 31, 1995. Mr. Chaltiel paid $835,000 of the purchase price in cash, with the remainder evidenced by a four-year promissory note bearing interest at the lesser of the prime rate or 8% per annum. This note was secured by a pledge of shares of our stock owned by Mr. Chaltiel. In July 1995, the board approved a one-year deferral of all scheduled principal and accrued interest payments under all outstanding promissory notes from our officers, including this four-year promissory note. Mr. Chaltiel also was granted options pursuant to our 1994 Equity Compensation Plan representing a total of approximately 1,477,778 shares of common stock. The options had an exercise price of

$0.90. By their terms, half of the options were to vest over a four-year period and the other half were to vest on the ninth anniversary of the date of grant, subject to accelerated vesting in the event that we satisfied EBITDA performance targets. In September 1995, our board and our stockholders approved an agreement with Mr. Chaltiel pursuant to which the vesting schedule for these options was accelerated so that all of Mr. Chaltiel's outstanding options became vested and exercisable immediately. In connection with this agreement, Mr. Chaltiel agreed to exercise at that time all of his options to purchase 1,477,778 shares of common stock. Mr. Chaltiel paid the exercise price pursuant to a $1,330,000 four-year promissory note bearing interest at the lesser of the prime rate or 8%. This note was subject to repayment, in part or in full, to the extent of the receipt of any proceeds received by Mr. Chaltiel upon disposition of such shares of common stock, and Mr. Chaltiel pledged these shares as collateral for repayment of this note. We also agreed to advance Mr. Chaltiel funds of up to $1,521,520 relating to Mr. Chaltiel's tax liability in connection with the exercise of such options. The amount advanced was evidenced by two additional promissory notes executed by Mr. Chaltiel. The first note for $1,348,447 was executed concurrently with Mr. Chaltiel's exercise of his options. The second note for $173,073 was executed in April 1996. Simultaneously with the execution of the agreement, we entered into a Release and Pledge Agreement with Mr. Chaltiel whereby we released 1,855,555 shares of common stock owned by Mr. Chaltiel from the previous pledge agreement and substituted the newly acquired 1,477,778 shares of common stock. On March 31, 1998, Mr. Chaltiel repaid his outstanding loan balances with us and we released those shares held as collateral under the Release and Pledge Agreement.

  John E. King resigned as our Senior Vice President, Finance and Chief Financial Officer effective July 16, 1999. On October 18, 1999, we entered into a severance agreement with Mr. King. The severance agreement provides for a severance payment to Mr. King of $180,000, to be paid on January 3, 2000, and for Mr. King to provide services to us on the following terms. From July 16, 1999 through August 18, 1999, Mr. King provided services to us on a full-time, exclusive basis and received compensation for his services at the rate of $5,000 per week. From September 13, 1999 until one week after we hire a new Chief Financial Officer, or until December 31, 1999, whichever occurs first, Mr. King will continue to provide services to us on an as-needed, non-exclusive basis. During this period, Mr. King will be compensated at the rate of $1,000 per day for services rendered. Mr. King is not required to provide services for more than 80 hours per month. We are also required to reimburse Mr. King for his reasonable out-of-pocket expenses incurred in providing these services, subject to our Chief Executive Officer's approval. Mr. King also remains obligated under his employment agreement with us to provide up to 120 hours per year of additional services until July 16, 2001. Furthermore, Mr. King's options to purchase our common stock were amended: to allow them to continue to vest for one year following his resignation as if Mr. King was still our employee during such period; to extend until July 16, 2000 the exercise period of his options that were already vested on July 19, 1999; to allow him to exercise any portion of his options that vests after his resignation as if he had been terminated for cause effective on the date on which the option vests, and to accelerate the vesting of his options that would otherwise vest before July 16, 2000 in the event of a change of control of TRCH before July 16, 2000.

  In connection with the termination of his employment effective August 9, 1999, Leonard W. Frie received a lump sum payment of $197,423, the amount of his then-current base annual salary. Mr. Frie was entitled to receive this payment under his employment agreement.

  The terms of the employment agreements we had with Messrs. King and Frie were similar to our employment agreements with Mr. Cosgrove and Dr. Lindenfeld, which are described above.

  Each of Messrs. Thiry, DeHuff, Cosgrove, Frie, King and Dr. Lindenfeld also have been granted options pursuant to our equity compensation plans. These options generally vest at a rate of 25% per year over four years. The exercise price of the options ranges from $0.90 per share to $32.1875 per share.

  On December 14, 1995, our board amended the stock option agreement of each executive officer, other than Mr. Chaltiel, to provide for the immediate vesting of all of such officers' stock options at any time following the sale of 50% or more of our stock or assets, or upon a merger, consolidation or reorganization in which we do not survive, if any of such officers' employment is terminated for any reason.

                     REPORT OF THE COMPENSATION COMMITTEE
                            REGARDING COMPENSATION

  The compensation committee oversees TRCH's general compensation policies and our compensation and stock incentive plans, establishes the compensation of the Chief Executive Officer (Mr. Chaltiel during 1998), and reviews the Chief Executive Officer's recommendations as to the compensation levels for the other executive officers.

Compensation policy

  The goal of our executive compensation program is to provide a strong, direct link among stockholder value, company performance and executive compensation through the design and implementation of a sound compensation program that will attract and retain highly qualified personnel. Compensation programs are intended to complement TRCH's short- and long-term business objectives and to focus executive efforts on the fulfillment of these objectives. We believe that cash compensation in the form of salary and performance-based bonuses provides TRCH's executives with short-term rewards for successfully fulfilling TRCH's business objectives. We also believe that long-term incentive compensation, through the award of restricted stock and stock options, encourages growth in management stock ownership which increases management's stake in TRCH's long-term performance and success. In 1998, we engaged the services of an independent consulting firm to analyze the compensation arrangements TRCH has with its executives and other key employees and make recommendations regarding these arrangements, to ensure that we meet our compensation objectives. In 1998, we carefully evaluated the consultant's recommendations and adjusted the compensation packages of our executives to reflect the current market for executives in the healthcare industry more closely and to continue to fulfill our objectives.

  Base Salary. In establishing 1998 base salary levels for executive officer positions, we considered the terms of the relevant employment agreements and the recommendations of the outside compensation consultant. For 1998, TRCH's executive officers, other than Mr. Chaltiel, generally received raises in their annual base salary from approximately 4% to approximately 31%. Our philosophy is still to reward executive officers through cash bonuses, stock and stock options. Increases in base salary for 1998 were, however, slightly larger than in years past. This was due to both the consultant's recommendations, and our recognition of the executive officers' increased job responsibilities as a result of the rapid increase in the size of TRCH in 1998.

  Bonus. Annual bonuses for executive officers are intended to reflect our belief that management's contribution to stockholder returns comes from maximizing earnings and the quality of those earnings. Bonus awards are based largely on TRCH's attainment of earnings per share performance targets established in each executive officer's employment agreement. Each executive officer's target bonus is fixed as a percentage of his base salary. In 1998, annual bonuses paid to our executive officers, other than Mr. Chaltiel, for 1997 ranged from $115,004 to $194,711, or 75% of the executive officers' base salaries. Furthermore, based upon the recommendation of the independent consulting firm noted above, each executive officer was granted an additional, one-time bonus for services rendered in connection with the merger with RTC. These bonuses, other than Mr. Chaltiel's, ranged from $375,000 to $750,000 and were granted in March 1998 but actually were paid, other than with regard to Mr. Chaltiel, in two equal installments. The executive officers, other than Mr. Chaltiel, received the first installment of this bonus in March 1998 and the second installment in March 1999, at the same time as the annual bonuses for 1998 performance. The payment of the second installment was contingent on continued employment. We deferred one-half of these bonuses to minimize the impact on our cash flow and to incentivize the executive officers to retain their focus on successfully completing the integration of RTC into TRCH. As a result of TRCH's failure to achieve expected earnings for the fourth quarter of 1998, annual bonuses paid to our executive officers in 1999 for 1998 performance were limited to 45% of their base salaries, with the exception of Dr. Lindenfeld who received 75% of his base salary.

  Restricted stock and stock options. On August 5, 1994, TRCH adopted the 1994 Equity Compensation Plan. The purpose of the 1994 plan is to provide incentives and reward the contributions of key employees and officers towards the achievement of long-term company performance goals, as measured by earnings per share and the market value of the common stock. The board set guidelines for the number and terms of stock option or restricted stock awards based on factors similar to those considered with respect to the other components of our compensation program. The awards under the 1994 plan are designed to align the interests of executives with those of the stockholders. Generally, stock options become exercisable at the end of nine years, but they may vest over a period of four years based on company performance. An individual forfeits any installment which has not vested during the period of his or her employment. No awards were made to the executive officers under the 1994 plan in 1998 and the board terminated the 1994 plan as of May 31, 1999.

  On October 24, 1995, TRCH established the 1995 Equity Compensation Plan. The purpose of the 1995 plan is to offer stock compensation to employees, directors, and other persons providing services to TRCH and, accordingly, to strengthen the mutuality of interests between those persons and TRCH's stockholders by providing those persons with a proprietary interest in TRCH'S long-term growth and financial success. No awards were made to the executive officers under the 1995 plan in 1998 and the board terminated the 1995 plan as of May 31, 1999.

  On May 15, 1997, TRCH established the 1997 Equity Compensation Plan. The purpose of the 1997 plan is to promote the interests of TRCH and its stockholders by enabling TRCH to offer employees, directors, and other persons providing services to TRCH an opportunity to acquire an equity interest in TRCH so as to attract, retain and reward such persons. Also, the 1997 plan was designed to strengthen the mutuality of interests between these persons and TRCH's stockholders by providing these persons with a proprietary interest in pursuing TRCH's long-term growth and financial success. In 1998, the executive officers received individual awards under the 1997 plan of options to purchase 150,000 to 1,000,000 shares of TRCH stock, all with an exercise price of $32.1875. Option grants in 1998 were larger than in years past, due to both the consultant's recommendations and our recognition of the executive officers' increased responsibilities as a result of the rapid increase in the size of TRCH in 1998.

Compensation of Chairman of the Board and Chief Executive Officer

  The committee believed that Victor M.G. Chaltiel, TRCH's Chairman of the Board and Chief Executive Officer during 1998, provided valuable services to TRCH and that his compensation should therefore be competitive with that paid to executives at comparable companies. In addition, the committee believed that a significant portion of his compensation should be based on company performance. Mr. Chaltiel's base salary was determined pursuant to his employment agreement. Mr. Chaltiel received a 3%, or $9,048, increase in his year end base salary from 1997 to 1998, consistent with the general increase in the cost of living. Under his employment agreement, Mr. Chaltiel was entitled to a yearly bonus of up to 150% of his base salary based upon our achieving earnings per share performance targets. He also could be awarded an additional bonus at the discretion of the committee if the earnings per share targets were exceeded by more than 15%. Mr. Chaltiel received no cash in 1998 related to the bonus provisions in his employment agreement as the amount of his 1997 bonus was paid to him in advance in December 1997. He did, however, receive an additional bonus of $8,250,000 in 1998 for services rendered in connection with the merger with RTC. The amount of this bonus was based upon the recommendation of the independent consulting firm noted above.

Internal Revenue Code section 162(m)

  Under section 162 of the Internal Revenue Code, the amount of compensation paid to certain executives that is deductible with respect to TRCH's corporate taxes is limited to $1,000,000 annually. It is the current policy of the board to maximize, to the extent consistent with the best interests of TRCH and its stockholders, TRCH's ability to obtain a corporate tax deduction for compensation paid to executive officers of TRCH. Nevertheless, approximately $7,500,000 of Mr. Chaltiel's additional bonus for services rendered in connection with the merger with RTC is not deductible for corporate tax purposes.

                                    COMPENSATION COMMITTEE
                                    Peter T. Grauer, Chair
                                    Maris Andersons
                                    Regina E. Herzlinger

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Mr. Chaltiel has received loans from us as described above under "Employment Agreements." Certain of our other officers and employees also have received loans from us in connection with the purchase of shares of our common stock.
All of the loans have similar terms. The loans bear interest at the lower of 8% or the prime rate, and are secured by all of the borrower's interests in our common stock, including all vested stock options. When made, the loans had a four-year term and one quarter of the original principal amount thereof plus all accrued interest thereon had to be paid annually, subject to the limitation that the borrower was not required to make any payment that exceeded 50% of the after- tax proceeds of such borrower's bonus from us, based on maximum tax rates then in effect. To date, our board has approved deferrals of all scheduled principal and accrued interest payments under all such loans. No other terms of the loans have been changed.

  As of November 1999, Barry C. Cosgrove had a loan outstanding from us with a principal amount of $50,000.

  Maris Andersons, one of our directors, serves as a consultant to us. In addition to receiving compensation as a member of the board, Mr. Andersons has been granted options, vesting over four years, to purchase an aggregate of 76,972 shares of our common stock in consideration for these services. As of October 31, 1999, Mr. Andersons had exercised 55,555 of these options leaving a balance of 21,417 options to purchase shares of our common stock. Mr. Andersons is also receiving consulting fees from us of $25,000 per month in consideration of the substantial time and energy required of him in overseeing our financial operations and his role in negotiations with our senior lenders. These additional fees commenced in September 1999 and will continue until we hire a new chief financial officer.

  Shaul G. Massry, one of our directors, serves as a consultant to us. In addition to receiving compensation as a member of the board, Dr. Massry also receives $120,000 per year, $70,000 of which is an advance against the commissions described below, and has been granted options, vesting over four years, to purchase an aggregate of 87,222 shares of our common stock in consideration for these services. As of October 31, 1999, Dr. Massry had exercised 11,110 of these options leaving a balance of 76,112 options to purchase shares of our common stock. Also, for acquisitions that he introduces to us and materially assists in closing the transaction, Dr. Massry receives a commission of 1.0% to 1.5% of the purchase price, depending on the amount of the purchase price. The commission on any single transaction cannot exceed $100,000.

  We entered into a shareholders' agreement with DLJ Merchant Banking Partners, L.P., or DLJMBP, certain members of management and NME Properties Corporation, a wholly-owned subsidiary of Tenet, in August 1994 pursuant to which, among other provisions, DLJMBP had the right to nominate four of the five members of our board. Although this right has terminated, an affiliate of DLJMBP, Peter T. Grauer, continues to serve on our board. The shareholders' agreement further provides for certain registration rights and for restrictions on transfers of our common stock, certain rights of first refusal in favor of DLJMBP in the event NME proposes to transfer shares of our common stock and certain rights and obligations of NME to participate in transfers of shares by DLJMBP. Affiliates of DLJMBP from time to time perform various investment banking and other services for us, for which we pay customary consideration. In addition, affiliates of DLJMBP are included in the syndicate of lenders under our credit facilities.

  We have entered into indemnity agreements with each of our directors and all of our officers, which agreements require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as our directors, officers, employees or agents, other than liabilities arising from conduct in bad faith or which is knowingly fraudulent or deliberately dishonest, and, under certain circumstances, to advance their expenses incurred as a result of proceedings brought against them.

Compensation committee interlocks and insider participation

  No executive officer or director of TRCH serves as a member of the board of directors or compensation committee of any other entity which has one or more executive officers serving as a member of TRCH's board. During 1998, Mr. Chaltiel was one of our officers and employees and Mr. Andersons and Dr. Massry provided consulting services to us. No one other than Messrs. Andersons and Grauer and Ms. Herzlinger served as a member of the compensation committee during 1998. Mr. Grauer is an affiliate of DLJMBP. Affiliates of DLJMBP from time to time perform various investment banking and other services for us, for which we pay customary consideration. In addition, affiliates of DLJMB are included in the syndicate of lenders under our credit facilities.

                            STOCK PRICE PERFORMANCE

  The following graph shows a comparison of our cumulative total returns, the Standard & Poor's MidCap 400 Index and a peer group index that we constructed. The graph assumes that the value of an investment in our common stock and in each such index was $100 on October 31, 1995, the date our common stock was registered under Section 12 of the Securities Exchange Act of 1934, and that all dividends have been reinvested. The peer group index consists of the following companies: Renal Care Group, Renal Treatment Centers and Vivra, adjusted to reflect the cessation of trading in Vivra's stock as of June 12, 1997, and Renal Treatment Centers' stock as of February 27, 1998. We believe that the companies in the peer group index were or are our primary competitors. The peer group index is weighted for the market capitalization of each company within the group.

  The comparison in the graph below is based on historical data and is not intended to forecast the possible future performance of our common stock.

                  Comparison of Cumulative Total Return Among
   Total Renal Care Holdings, Inc., the Standard & Poor's MidCap 400 Index, and Total Renal Care Holdings, Inc.'s Self-Constructed Peer Group


                         [ PERFORMANCE GRAPH APPEARS HERE ]




                                          October    December    December   December   December
                                            31,        29,         31,        31,        31,
                                           1995       1995        1996       1997       1998
-----------------------------------------------------------------------------------------------
Total Renal Care Holdings, Inc.           100.00      147.24      177.91     224.95     241.82
----------------------------------------------------------------------------------------------
Peer group index                          100.00      116.87      136.82     212.41     280.34
----------------------------------------------------------------------------------------------
S&P MidCap 400 Index                      100.00      105.44      127.19     163.95     216.25
----------------------------------------------------------------------------------------------

  The information contained above under the captions "Report of the compensation committee regarding compensation" and "Stock price performance" will not be considered "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor will that information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a filing.

                                PROPOSAL NO. 2
                                APPROVAL OF THE
                         1999 EQUITY COMPENSATION PLAN

  At the annual meeting, we will ask our stockholders to approve the Total Renal Care Holdings, Inc. 1999 Equity Compensation Plan. Our board adopted the 1999 plan on May 3, 1999. A summary description of the 1999 plan is set forth below. This summary description is incomplete and we encourage you to read the full text of the 1999 plan, which is included with this proxy statement as Exhibit A.

Summary Description of the 1999 Plan

  Purpose of the 1999 plan. The 1999 plan allows us to grant to participants stock options to purchase shares of our common stock. The purpose of the 1999 plan is to enable us to offer participants an opportunity to acquire an equity interest in us. We believe that this will improve our ability to attract, retain and reward employees, directors and other persons providing services to us. It will also strengthen the mutuality of interests between plan participants and our stockholders by providing those participants with a proprietary interest in pursuing our long-term growth and financial success.

  Eligibility and participation. Generally, all employees, directors, and other persons providing bona fide services to us or any of our subsidiaries are eligible to receive awards of options under the 1999 plan. However, persons providing services to us only in connection with the offering or sale of securities in a capital raising transaction are not eligible to receive awards. Subject to the adjustments described below, we may not issue more than 500,000 shares of common stock pursuant to awards granted to any single participant during any calendar year. Currently, we have over 12,000 employees. We have not, however, determined the number of persons who will be eligible to participate in the 1999 plan at this time. In addition, we have not determined the individuals who will receive awards, the awards that we will grant to any individual or group of individuals, or the amounts to be payable with respect to awards.

  Administration of the 1999 plan. Our board or a committee appointed by our board consisting of two or more members of our board will administer the 1999 plan. The board or the committee has the authority to interpret the 1999 plan and to adopt rules and procedures relating to the administration of the 1999 plan.

  Effective date of the 1999 plan. The 1999 plan will become effective on December 17, 1999 if it is approved by our stockholders at the annual meeting. If our stockholders do not approve the 1999 plan, it will not become effective. We may not grant any awards under the 1999 plan prior to its effective date.

  Shares subject to the 1999 plan. Subject to adjustments to reflect certain corporate events that are described below, we may grant awards with respect to a maximum number of 3,000,000 shares of our common stock under the 1999 plan. We may not increase this maximum number of shares without the approval of our stockholders. If an option granted under the 1999 plan expires or terminates without having been exercised in full, the shares of common stock remaining unissued under that option will again become available for issuance under the 1999 plan. We will issue the shares of common stock to be issued under the 1999 plan directly from our authorized but unissued shares of common stock.

  Options. Options granted under the 1999 plan may be either incentive stock options, or ISOs, or nonqualified stock options, or NQSOs. We will determine the terms and conditions of each option and include them in a written agreement between the individual and us. The terms of each option will set forth:

     . the per share exercise price of the option, which will generally be the closing price of a share of our common stock as reported on the New York Stock Exchange on the date of grant;

     . the termination date of the option, which will not be later than seven years after the date of grant; and

     . the effect on the option of the termination of the participant's employment.

     Each option will also contain other terms and conditions that we may establish. The closing price for our common stock as reported on the New York Stock Exchange on November 1, 1999 was $7.81 per share. Options are not transferable during the individual's lifetime.

     To the extent an option is intended to qualify as an ISO, the option is required to have terms and conditions consistent with the requirements for that treatment under the Internal Revenue Code. ISOs are subject to the following special restrictions:

     . ISOs may only be granted to our, or our subsidiaries', employees;

     . the exercise price for an ISO must be at least equal to 100%, or 110% in the case of stockholders holding more than 10% of the total combined voting power of all classes of our stock, of the fair market value of our common stock, determined on the date of the grant;

     . the aggregate fair market value of the shares of common stock issuable upon exercise of all ISOs granted to a participant, determined at the time each ISO is granted, that become exercisable for the first time during a calendar year cannot exceed $100,000; and

     . ISOs must terminate no later than the first to occur of:

          (1) ten years, or five years for stockholders holding more than 10% of the total combined voting power of all classes of our stock, from the date of grant; and

          (2) three months following the termination of the participant's employment, unless the termination is the result of the participant's death or disability or if the participant dies during the three month period following the termination, in which case other rules apply.

     Modification of awards. We have the authority to modify any outstanding award as we consider appropriate, including the authority to modify the exercise price of any option, accelerate the right to exercise any option, and extend or renew any option. However, we may not modify any award in a manner adverse to the participant holding that award without that participant's consent. Furthermore, we may not reduce the exercise price of any outstanding option without first obtaining the approval of our stockholders.

     Adjustments. In connection with certain types of corporate events like stock splits, stock dividends, recapitalizations, reorganizations, mergers, consolidations and spinoffs, we may make appropriate and equitable adjustments to:

     . the aggregate number and kind of shares for which we can grant awards under the 1999 plan;

     . the number and kind of shares covered by outstanding awards; and

     . the per share exercise price of outstanding options.

     In connection with any merger or consolidation in which we are not the surviving corporation, or as a result of which our common stock ceases to be publicly traded, we may, but are not required to, terminate all outstanding options upon the consummation of that merger or consolidation. However, as a condition to the termination, we must eliminate all restrictions on the exercisability of the options and give the participant at least 20 days prior to the termination to exercise those options without any regard to any of these restrictions.

     Tax matters. We are authorized to withhold from the compensation of the participants amounts necessary to satisfy the tax withholding obligations arising from the 1999 plan. If we intend any award to qualify as "qualified performance-based compensation," as defined in the regulations promulgated under section 162(m) of the Internal Revenue Code, we will grant the award in a manner and subject to terms and conditions required for the award to so qualify.

     Compliance with securities laws. We are not obligated to issue any common stock under the 1999 plan if we determine that the issuance would violate applicable state or federal securities laws. We intend to file a registration statement on Form S-8 to register the issuance of shares under the 1999 plan promptly following the approval of the 1999 plan by our stockholders.

     Termination or amendment of the 1999 plan. Our board may terminate the 1999 plan at any time. Unless earlier terminated by our board, the 1999 plan will terminate on the tenth anniversary of the effective date of the 1999 plan. We cannot grant awards under the 1999 plan after its termination date. Termination of the 1999 plan will not affect the rights of any participant with respect to any award outstanding as of the time of the termination. Our board may also amend the 1999 plan at any time. However, no amendment may adversely affect the rights of any participant with respect to any outstanding award without that participant's consent.

Federal income tax consequences of the 1999 plan

     The following general discussion of the principal United States federal income tax consequences of participation in the 1999 plan is based on the statutes and regulations existing as of October 31, 1999. In addition, participation in the 1999 plan may have state and local tax consequences. We encourage participants to consult their own tax advisors with respect to the tax consequences of their participation in the 1999 plan.

     Incentive stock options. A participant will not recognize taxable income upon the grant or the exercise of an ISO, and we are not entitled to an income tax deduction as the result of the grant or exercise of an ISO. Any gain or loss resulting from the subsequent sale of shares of common stock acquired upon exercise of an ISO will be long-term capital gain or loss if the sale is made after the later of:

     . two years from the date of grant of the ISO; or

     . one year from the date of exercise of the ISO.

     If a participant sells common stock acquired upon the exercise of an ISO prior to the expiration of both of these periods, the sale will be a "disqualifying disposition" under the federal tax laws. The participant will generally recognize ordinary income in the year of the disqualifying disposition in an amount equal to the difference between the exercise price of the ISO and the fair market value of the shares of our common stock on the date of exercise of the ISO. However, the amount of ordinary income recognized by the participant generally will not exceed the difference between the amount realized on the sale and the exercise price. We will be entitled to an income tax deduction equal to the amount taxable to the participant. Any additional gain recognized by the participant upon the disqualifying disposition will be taxable as long-term capital gain if the shares of common stock have been held for more than one year before the disqualifying disposition or short-term capital gain if the shares of common stock have been held for less than one year before the disqualifying disposition.

     The amount by which the fair market value, determined on the date of exercise, of the shares of common stock purchased upon exercise of an ISO exceeds the exercise price is also an item of tax preference that may be subject to alternative minimum tax in the year that the ISO is exercised.

     Nonqualified stock options. As with an ISO, a participant will not recognize taxable income on the grant of an NQSO, and we are not entitled to an income tax deduction as the result of the grant of an NQSO. Unlike an ISO, however, upon the exercise of an NQSO, the participant generally will recognize ordinary income, and we will be entitled to an income tax deduction, in the amount by which the fair market value of the shares of common stock purchased upon exercise, determined as of the date of exercise, exceeds the exercise price. This income is part of the participant's "wages" for which we are required to withhold federal and state income as well as employment taxes.

     Upon the sale of shares of common stock acquired upon the exercise of an NQSO, the participant will recognize capital gain or loss in an amount equal to the difference between the proceeds received upon sale and the fair market value of the shares on the date of exercise. If the participant has held the shares for more than one year at the time of the sale, the capital gain or loss will be long-term, otherwise the capital gain will be short-term.

     Acceleration of stock options upon a transfer of control. Upon a change in control of us or a transfer of a substantial portion of our assets, the exercisability of stock options held by certain of our employees, generally officers, stockholders and highly compensated employees, may be accelerated. Alternatively, we may make payments to cancel unexercisable options of these employees. The acceleration of exercisability or this type of payment is a "parachute payment" for federal income tax purposes. If the present value of all of a participant's parachute payments equals or exceeds three times the participant's average compensation for the past five years, the participant also will owe a 20% excise tax on the amount of the parachute payment which is in excess of the greater of:

     . the average compensation of the participant for the past five years; or

     . an amount which the participant establishes as reasonable compensation.

     In addition, we will not be allowed to deduct any excess parachute payments.

     Capital gains and ordinary income tax. Long term capital gains are currently taxed at a maximum federal rate of 20% and short term capital gains and ordinary income are taxed at marginal federal rates of up to 39.6%.

     Section 162(m) limitation. We generally cannot deduct compensation paid to certain key executives in excess of $1,000,000 per year unless certain conditions are satisfied. In general, only our five highest paid executive officers are subject to this limitation. The income that an executive would recognize by reason of the exercise of an NQSO is subject to this deduction limitation. However, this limitation does not apply if:

     . the 1999 plan is approved by our stockholders;

     . the exercise price of options granted is at least equal to the fair market value of the common stock upon the date of the grant; and

     . the options are granted by a committee composed exclusively of members of our board of directors who are not our employees or employees of one of our subsidiaries.

Applicability of ERISA

     The 1999 plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 and it is not a tax-qualified retirement plan under Section 401(a) of the Internal Revenue Code.

Benefits to be received by or allocated to directors and executive officers

     We cannot determine at this time either the benefits that we will allocate to our directors and executive officers participating in the 1999 plan and to other participants or the benefits that these persons will actually receive because the amount and value of awards that we will grant to any participant are within our discretion, subject to certain limitations as set forth above.

Recommendation of our board of directors

     Our board believes that approval of the 1999 plan is in our best interests and the best interests of our stockholders and unanimously recommends a vote "for" approval of this proposal. Your proxies will be voted for this proposal unless you specifically indicate otherwise.

                                 PROPOSAL NO. 3
 APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER
                        THE EMPLOYEE STOCK PURCHASE PLAN

     The Employee Stock Purchase Plan, which was adopted by the board on October 24, 1995 and ratified by our stockholders on June 6, 1996, provides for the granting to employees of rights to purchase common stock, or purchase rights. The stockholders are being asked to approve an amendment to the Employee Stock Purchase Plan to increase the number of shares of our stock authorized for issuance under the Employee Stock Purchase Plan by 800,000 shares. As of the date of this proxy statement, the number of shares remaining available for issuance under the Employee Stock Purchase Plan is less than 33,000. The closing price for our common stock as reported on The New York Stock Exchange on November 1, 1999 was $7.81 per share. At this price level, the shares remaining will be insufficient to fulfill the currently outstanding purchase rights for our common stock.

     A summary description of the Employee Stock Purchase Plan, as amended, is set forth below. This summary description is not complete and we encourage you to read the full text of the Employee Stock Purchase Plan, as amended, which is included with this proxy statement as Exhibit B.

Summary description of the Employee Stock Purchase Plan

     The Employee Stock Purchase Plan is intended to qualify for favorable income tax treatment under Internal Revenue Code section 423.

     Purpose of the Employee Stock Purchase Plan. The purpose of the Employee Stock Purchase Plan is to provide financial incentives for employees to purchase our common stock.

     Administration of the Employee Stock Purchase Plan. The board or a committee of the board administers the Employee Stock Purchase Plan. Members of any such committee serve at the discretion of the board.

     Administrative expenses. We pay all expenses of establishing and administering the Employee Stock Purchase Plan.

     Eligibility and participation. All of our employees are eligible to participate in the Employee Stock Purchase Plan provided:

     .    They are regularly scheduled to work at least twenty hours per week;
          and

     . They have worked continuously for us for at least three months prior to the first day of the applicable purchase right period (as described below). However, no employee may participate if he or she owns five percent or more of our stock or the stock of a subsidiary of us (determined using the constructive ownership rules contained in the Internal Revenue Code).

     Currently, we have over 12,000 employees.

     Shares subject to the Employee Stock Purchase Plan. Initially, the maximum number of shares of common stock that we could issue under the Employee Stock Purchase Plan was 200,000 shares. In October 1997, we paid a dividend on our common stock of two shares for every three shares then outstanding. As a result of this stock dividend, and in accordance with the terms of the Employee Stock Purchase Plan, the total number of shares available for issuance under the Employee Stock Purchase Plan was automatically adjusted to 333,333 shares. As of the date of this proxy statement, there were approximately 32,400 shares remaining available for issuance under the Employee Stock Purchase Plan.

     The number of shares available is subject to further adjustment in the event of any future stock dividend or other change in our outstanding stock, such as a stock split, reverse stock split, recapitalization, merger or other similar transaction.

     The Employee Stock Purchase Plan generally will purchase the stock directly from us.

     Purchase right periods. The Employee Stock Purchase Plan generally offers two purchase right periods each year, from January 1 to December 31, and from July 1 to December 31. Which purchase right period will apply to a participant will depend on when he or she elects to start making contributions for the year. Participating employees are required to elect how much they will contribute towards their purchase rights prior to the start of the purchase right period.

     Purchase right price. The price at which a participating employee will purchase each share covered by a purchase right will be the lower of:

     . 100% of the fair market value of a share of common stock on the first day of the applicable purchase right period; or

     . 85% of the fair market value of a share of common stock on the last day of that purchase right period.

     However, the maximum number of shares that a participating employee may purchase in any purchase right period is 25,000.

     The closing price of our common stock on the day in question as reported in the Wall Street Journal is used as its fair market value.

     Payroll withholding. The amount a participating employee will pay for our common stock is accumulated from payroll withholdings and/or by a lump sum contribution by the participant at the beginning of the purchase right period. Once chosen, the participant cannot change the dollar amount of his or her contributions for a purchase right period without terminating his or her purchase right.

     The aggregate maximum dollar amount that a participant may designate to be applied to the purchase of shares under the Employee Stock Purchase Plan for any calendar year may not exceed $25,000. The minimum contribution per payroll period is $10.

     No interest is credited on the amounts contributed to the Employee Stock Purchase Plan.

     Exercise of purchase rights. Unless earlier terminated, purchase rights will be exercised automatically on the last day of the purchase right period. Within forty-five (45) days after the date of the exercise, each participant will receive a certificate for the number of shares of common stock that were purchased on his or her behalf. We will not issue fractional shares.

     If the funds a participant contributes exceed the purchase price of a whole number of shares, we will apply surplus funds to the next purchase right period, unless the participant requests a refund. Of course, if the employee does not elect to participate in the next purchase right period, we will automatically refund those excess amounts to the employee.

     Termination of purchase rights. A participant may elect to terminate his or her purchase right and receive a refund of all of his or her contributions at any time prior to the last day of the purchase right period. To do so, the participant must complete the form designated for this purpose, and submit it to our human resources department at our corporate office in Torrance, California.

     A participant's purchase right also will terminate automatically if the individual ceases to be our employee for any reason (including death, disability or retirement) prior to the last day of the purchase right period. However, an approved leave of absence is not treated as termination of employment for this purpose if it does not exceed 90 days (unless reemployment is guaranteed under law or an employment contract).

     Non-transferability. Participants may not sell or otherwise transfer the purchase rights they receive under the Employee Stock Purchase Plan.

     Adjustment upon changes in capitalization. If the outstanding shares of our common stock are increased, decreased, or exchanged for different securities through a reorganization, merger, etc., a proportionate adjustment will be made in the number, price, and kind of shares subject to outstanding purchase rights.

     Termination events. All purchase rights shall be automatically exercised immediately preceding:

     . A transaction in which TRCH will cease to be an independent publicly-owned corporation; or

     . A sale or other disposition of all or substantially all the assets of TRCH. In such a case, the fair market value of our common stock on the date of exercise will be deemed to be the consideration paid for the common stock in the transaction.

     Rights as stockholder. No person will have any rights with respect to shares covered by a purchase right until a stock certificate for the shares is issued. We will not make any adjustments for cash dividends or other rights for which the record date is prior to the date of the issuance of the stock certificate.

     Indemnification of the board. We will indemnify each member of the board and any other employee with duties under the Employee Stock Purchase Plan against expenses (including any amount paid in settlement or in satisfaction of a judgment) reasonably incurred in connection with any claims against him or her by reason of the performance of his or her duties with respect to the Employee Stock Purchase Plan.

     Amendment or termination. The board may at any time alter, amend, suspend or discontinue the Employee Stock Purchase Plan. However, the board may not, without the approval of our stockholders, adopt any amendment that would:

     . Increase the number of shares subject to the Employee Stock Purchase Plan; or

     . Modify the class of individuals eligible to participate in the Employee Stock Purchase Plan.

Restriction on resale

     Affiliates. Our affiliates, that is, persons who directly or indirectly control, are controlled by, or are under common control with us, may resell shares of common stock they purchase under the Employee Stock Purchase Plan only:

     .    Pursuant to a registration statement under the Securities Act of 1933;

     . Under an applicable exemption from the registration requirements under the Securities Act of 1933; or

     . In compliance with Rule 144 promulgated by the Securities and Exchange Commission, except that the person need not meet the one-year holding period requirements of Rule 144. Sales under Rule 144 must be in accordance with the volume and transactional limitations of Rule 144 and we must satisfy Securities Exchange Act of 1934 reporting requirements. We have no contractual obligation to any participant in the Employee Stock Purchase Plan to comply with those reporting requirements.

     Non-affiliates. Participants who are not our affiliates may freely resell the shares that they acquire under the Employee Stock Purchase Plan. We intend to file a registration statement on Form S-8 to register the issuance of the additional shares under the Employee Stock Purchase Plan promptly following the approval of the increase by our stockholders.

     Section 16. Under section 16(b) of the Securities Exchange Act of 1934, should any of our directors, executive officers, or 10% stockholders realize any profit from any purchase and sale (or sale and purchase) of common stock within any period of less than six months (without regard to whether the purchase and sale involved the same shares), we can recover the profit.

     So long as the Employee Stock Purchase Plan meets the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, the exercise of a purchase right by any of our directors, executive officers or 10% stockholders is an "exempt purchase" for purposes of section 16. Thus, the purchase of stock under the Employee Stock Purchase Plan would not be matched with other sales for purposes of section 16(b) liability.

Federal income tax consequences of the Employee Stock Purchase Plan

     The following general discussion of the principal United States federal income tax consequences of participating in the Employee Stock Purchase Plan is based on the statutes and regulations existing as of October 31, 1999. In addition, there may be state and local tax consequences to employees as a result of participating in the Employee Stock Purchase Plan. We encourage participants to consult their own tax advisors with respect to the tax consequences of participation in the Employee Stock Purchase Plan, the exercise of purchase rights and the sale of common stock acquired upon the exercise of purchase rights.

     Grant and exercise. The Employee Stock Purchase Plan is intended to qualify as an "Employee Stock Purchase Plan" within the meaning of section 423 of the Internal Revenue Code. The Employee Stock Purchase Plan is not a tax-
                                                                   ---
qualified retirement plan under section 401(a) of the Internal Revenue Code.

     As such, participants will not recognize any income either at the time of the grant of purchase rights or the time of the issuance of shares of common stock upon the exercise of purchase rights. Correspondingly, we will not be entitled to a federal income tax deduction as the result of the grant or the exercise of any purchase right.

     Capital gains treatment. Gain or loss that a participant recognizes upon the sale or other disposition of common stock acquired upon the exercise of a purchase right will generally be long-term capital gain or loss if such sale is made after the later of:

     .    Two years from the date of the grant of the purchase right; or

     .    One year from the date of the exercise of the purchase right.

     Premature disposition. If a participant sells or otherwise disposes of common stock purchased under the Employee Stock Purchase Plan prior to the expiration of the one- and two-year holding periods, the participant will generally recognize ordinary income in the year of sale or other disposition in an amount equal to the excess of the fair market value of the shares on the last day of the purchase right period, over the price the participant paid for the shares.

     The amount of ordinary income the participant so recognizes is added to the participant's basis in the common stock received upon exercise of the purchase right. Any remaining gain or loss recognized upon the disposition of the common stock will either be long-term or short-term capital gain or loss, depending upon whether the participant's holding period for the common stock exceeds one year.

     If the participant disposes of the common stock prior to the expiration of the holding periods, we will be entitled to a deduction in the year of such a premature disposition equal to the amount of ordinary income the participant must recognize. Accordingly, the participant is required to notify us in the event of such a premature disposition.

     Tax rates. If a sale of stock received upon exercise of a purchase right qualifies for long-term capital gain treatment, the amount of any gain from such sale is currently taxed at a maximum federal rate of 20%. Short-term capital gains and ordinary income are currently taxed at marginal rates of up to 39.6%.

Applicability of ERISA

     The Employee Stock Purchase Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Benefits to be received by or allocated to directors and executive officers

     Directors and executive officers who are also our employees are entitled to participate in the Employee Stock Purchase Plan on the same terms and conditions as all of our employees. The purchase rights that we will grant to any director or executive officer who elects to participate will depend entirely upon the individual's decisions as to the extent of his or her participation.

Recommendation of our board of directors

     Our board believes that the approval of the increase in the number of shares authorized for issuance under the Employee Stock Purchase Plan is in our best interests and the best interests of our stockholders and unanimously recommends a vote "for" approval of this proposal. Your proxies will be voted for this proposal unless you specifically indicate otherwise.

                            INDEPENDENT ACCOUNTANTS

     The audit committee of the board has selected PricewaterhouseCoopers LLP as independent accountants to audit our consolidated financial statements for 1999. PricewaterhouseCoopers LLP has audited our financial statements since 1995. A member of that firm is expected to be present at the meeting, will have an opportunity to make a statement if so desired, and will be available to respond to appropriate questions. If PricewaterhouseCoopers LLP should decline to act or otherwise become incapable of acting, or if PricewaterhouseCoopers LLP's engagement is discontinued for any reason, the audit committee will appoint another accounting firm to serve as our independent public accountants for 1999.


                 STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     If you wish to present a proposal for action at the 2000 annual meeting of stockholders and wish to have it set forth in the proxy statement and form of proxy that management will prepare, you must notify us no later than February 22, 2000 in the form required under the rules and regulations promulgated by the SEC. Otherwise, your proposal will not be included in management's proxy materials.

     If you wish to present a proposal for action at the 2000 annual meeting of stockholders, even though it will not be included in management's proxy materials, our bylaws require that you must notify us no earlier than 90 days, and no later than 60 days, before the date of the 2000 annual meeting. However, if we do not notify you, or otherwise publicly disclose, the date of the 2000 annual meeting at least 70 days before the date of the meeting, you may notify us of the proposal you wish to present within ten days after the day on which we mail notice of, or otherwise publicly disclose, the date of the 2000 annual meeting. Your notice must be in the form required by our bylaws.


                                 OTHER MATTERS

     Our board does not know of any other matters to be presented at the 1999 annual meeting of stockholders but, if other matters do properly come before the meeting, it is intended that the persons named as proxies in the proxy will vote on them in accordance with their best judgment.

     A copy of our 1998 annual report is being mailed to each stockholder of record together with this proxy statement. The 1998 annual report includes our annual report on Form 10-K for the year ended December 31, 1998, as amended. This report contains detailed information about us and our operations, supplementary financial information and certain schedules. The annual report and Form 10-K are not part of our proxy soliciting material.

                                     By order of the board of directors
                                              Barry C. Cosgrove
                                           Senior Vice President,
                                       General Counsel and Secretary

Torrance, California
November 15, 1999

                                                                       EXHIBIT A


                        TOTAL RENAL CARE HOLDINGS, INC.
                         1999 EQUITY COMPENSATION PLAN

     1.   Purpose.  The purpose of the Total Renal Care Holdings, Inc. 1999
          -------
Equity Compensation Plan ("Plan") is to promote the interests of Total Renal Care Holdings, Inc. ("Company") and its stockholders by enabling the Company to offer Participants an opportunity to acquire an equity interest in the Company so as to better attract, retain, and reward employees, directors, and other persons providing services to the Company and, accordingly, to strengthen the mutuality of interests between Participants and the Company's stockholders by providing Participants with a proprietary interest in pursuing the Company's long-term growth and financial success.

     2.   Definitions.  For purposes of this Plan, the following terms shall
          -----------
have the meanings set forth below.

          (a) "Board" means the Board of Directors of Total Renal Care Holdings, Inc.

          (b) "Code" means the Internal Revenue Code of 1986, and the applicable regulations thereunder. Reference to any specific section of the Code shall be deemed to be a reference to any successor provision.

          (c) "Committee" means the committee appointed by the Board, if any, to administer this Plan as permitted by Section 5 below or, if no such committee is appointed, the Board.

          (d) "Common Stock" means the common stock of Total Renal Care Holdings, Inc. or any security issued in substitution, exchange, or in lieu thereof.

          (e) "Company" means Total Renal Care Holdings, Inc., a Delaware corporation, or any successor corporation. Except where the context indicates otherwise, the term "Company" shall include the Subsidiaries of Total Renal Care Holdings, Inc.

          (f) "Exchange Act" means the Securities Exchange Act of 1934.

          (g) "Incentive Stock Option" means an option to purchase Common Stock that is an incentive stock option under Code Section 422.

          (h) "Non-Qualified Stock Option" means any Option that is not an Incentive Stock Option.

          (i) "Option" means an Incentive Stock Option or a Non-Qualified Stock Option.

          (j) "Participant" means a person who has been granted an Option.

          (k) "Plan" means this Total Renal Care Holdings, Inc. 1999 Equity Compensation Plan.

          (l) "Rule 16b-3" means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act.

          (m) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, as determined in accordance with the rules of Code Section 424(f).

     3.   Eligibility.  All employees, directors, and other persons providing
          -----------
bona fide services (other than persons only providing services in connection with the offering or sale of securities in a capital raising transaction) to the Company or any Subsidiary are eligible to receive Options under this Plan. However, Incentive Stock Options may only be granted to employees of the Company or of a Subsidiary.

     4.   Substitute Options.  In the event that the Company acquires another
          ------------------
entity, the Committee may authorize the issuance of Options ("Substitute Options") to employees, directors and other persons in substitution of stock options previously granted to them upon such terms and conditions as the Committee shall determine, taking into account the limitations of Code Section 424(a) in the case of any Substitute Option that is intended to be an Incentive Stock Option.

     5.   Administration.
          --------------

          (a) This Plan shall be administered by the Board or by a committee consisting of two or more members of the Board appointed by the Board to administer this Plan. To the extent possible and advisable, the Committee shall be composed of individuals who satisfy the requirements of Rule 16b-3 under the Exchange Act and of Code Section 162(m).

          (b) The Committee is authorized to interpret this Plan and to adopt rules and procedures relating to the administration of this Plan. All actions of the Committee in connection with the interpretation and administration of this Plan shall be binding upon all parties. Subject to the limitations set forth below, the Committee is expressly authorized to make such modifications to this Plan and the Options granted hereunder as are necessary to effectuate the intent of this Plan as a result of any changes in the tax, accounting, or securities laws treatment of Participants and the Plan. The Committee may delegate its responsibilities to others under such conditions and limitations as it may prescribe.

          (c) If the Company enters into a transaction that is intended to qualify for the pooling of interests method of accounting, but it is determined that one or more Options (or an aspect of an Option) could preclude such treatment, then the Committee may modify (to the minimum extent required) or revoke (if necessary) the Option or Options (or any provision or provisions thereof) to the extent necessary for the transaction to be subject to pooling of interests method of accounting.

     6.   Effective Date of this Plan.  This Plan shall be effective on December
          ---------------------------
17, 1999, provided it is approved by the holders of a majority of the Company's common stock, at the Company's 1999 Annual Meeting. If the Plan is not approved by the stockholders at that meeting, the Plan and all Options issued under the Plan will terminate. The approval by the stockholders must relate to:

          (a) The class of individuals who are entitled to receive Incentive Stock Options; and

          (b) The maximum number of shares of Common Stock that may be issued under the Plan, except as adjusted pursuant to Section 12 of this Plan.

If either of those items is changed, the approval of the stockholders must again be obtained.

     7.   Termination of Plan.  This Plan shall terminate on December 16, 2009,
          -------------------
except with respect to Options then outstanding.   However, the Board may elect
to terminate the Plan on a prior date. The termination of this Plan shall not adversely affect the rights of any Participant with respect to any Option outstanding as of the time of such termination.

     8.   Shares Subject to this Plan.
          ---------------------------

          (a) The maximum number of shares of Common Stock which may be issued pursuant to this Plan shall be three million (3,000,000). Upon the expiration or termination of any Option granted under this Plan which shall not have been exercised in full, the shares of Common Stock remaining unissued under such Option shall again become available for granting under the Plan.

          (b) The maximum number of shares of Common Stock which may be issuable pursuant to Options granted during any calendar year to any Participant is five hundred thousand (500,000) shares. For purposes of determining the maximum number of shares that may be issued to a single Participant, shares subject to a terminated Option shall be considered outstanding.

          (c) In the event a Participant pays part or all of the exercise price of an Option by surrendering shares of Common Stock that the Participant previously acquired, only the number of shares issuable to the Participant in excess of those surrendered shall be taken into account for purposes of determining the maximum number of shares that may be issued under the Plan, both as to that Participant and in the aggregate (to all Participants).

     9.   Form of Options.
          ---------------

          (a) Options shall be granted under this Plan on such terms and in such form as the Committee may approve, which shall not be inconsistent with the provisions of this Plan, but which need not be the same for each such grant. Options may be either Nonqualified Stock Options or Incentive Stock Options.

          (b) The terms and conditions of each Option shall include, in addition to such other terms and conditions as may be established by the Committee,
     (i) the per share exercise price of such Option (ii) the termination date of such Option, which shall not be later than seven (7) years after the date of grant, and (iii) the effect on such Option of the termination of the Participant's employment.

          (c) Any Option which is intended, as evidenced by its designation, as an Incentive Stock Option shall be made subject to such terms and conditions as may be required for such Option to qualify as an Incentive Stock Option. Incentive Stock Options granted under this Plan shall also include a requirement that the Participant receiving such Incentive Stock Option must notify the Company if he or she disposes of Common Stock acquired pursuant to the exercise thereof prior to the expiration of the holding periods prescribed in Section 422(a)(1) of the Code.

          (d) If an Option is intended to be exempt from the million dollar compensation deduction limitation of Code Section 162(m), the option price must be at least equal to the Fair Market Value of the Common Stock on the date of the grant and the grant must be made by a committee composed exclusively of two (2) or more "outside directors" as that term is defined under Code Section 162(m).

     10.  Modification of Options.
          -----------------------

          (a) The Committee may modify any outstanding Option as it deems appropriate. Such authority shall include, without limitation, the right to accelerate the right to exercise any Option, extend or renew any Option, as well as to modify any restrictions with respect to any Option. However, in no event will the exercise price of any outstanding Option be reduced without first obtaining stockholder approval.

          (b) No modification may be made to any Option that would adversely affect the rights of the Participant with respect to any outstanding Option without such Participant's consent.

          (c) In the event that the Board amends the terms of an Option so that it no longer qualifies as an Incentive Stock Option, the limitations imposed upon the Option under the Code and the Plan by virtue of it (formerly) qualifying as an Incentive Stock Option shall no longer apply, to the extent specified in the amendment.

          (d) Whether a modification of an existing Incentive Stock Option will be treated as the issuance of a new Incentive Stock Option will be determined in accordance with the rules of Code Section 424(h). Whether a modification of an existing Option previously granted will be treated as a new grant for purposes of Section 16 of the Exchange Act will be determined in accordance with Rule 16b-3 under the Exchange Act.

     11.  Transfer Restrictions.  Options granted to such Participant under this
          ---------------------
Plan are exercisable only by the Participant and are not assignable or transferable, except by will or the laws of descent and distribution.

     12.  Adjustments.  In the event of any stock split, reverse stock split,
          -----------
stock dividend, recapitalization, combination, reclassification, reorganization, merger, combination, consolidation, exchange of Common Stock or spinoff or other distribution of Company assets to stockholders (other than normal cash dividends), the Committee may, in such manner and to such extent, if any, as it deems appropriate and equitable, authorize such adjustments with respect to (a) the aggregate number and kind of shares for which Options may be granted under this Plan, (b) the number and kind of shares covered by outstanding Options, and
(c) the per share exercise price of outstanding Options.

     13.  Change in Control.  In connection with any merger or consolidation of
          -----------------
the Company with or into another entity in which the Company is not the surviving corporation or as a result of which the Common Stock ceases or will cease to be publicly traded, the Committee may, but shall not be required to, authorize the termination of all outstanding Options upon the consummation of such merger or consolidation. However, as a condition to such termination, all restrictions on the exercisability of such Options (i.e., vesting provisions) shall be eliminated and the holders thereof shall be given at least twenty (20) days prior to such termination to exercise their Options without regard to any such restrictions.

     14.  Amendment of this Plan.  The Board may amend this Plan at any time.
          ----------------------
However, no such amendment may adversely affect the rights of any Participant with respect to any outstanding Option without the Participant's consent.

     15.  Tax Withholding.  The Company shall have the right to take such
          ---------------
actions as may be necessary to satisfy its tax withholding obligations arising because of the operation of this Plan.

     16.  No Additional Rights.
          --------------------

          (a) Neither the adoption of this Plan nor the granting of any Option shall (i) affect or restrict in any way the power of the Company to undertake any corporate action otherwise permitted under applicable law,
     (ii) confer upon any Participant the right to continue performing services for the Company, or (iii) interfere in any way with the right of the Company to terminate the services of any Participant at any time, with or without cause, subject to such other contractual obligations which may exist.

          (b) No Participant shall have any rights as a stockholder with respect to any shares covered by an Option granted to the Participant until the date a certificate for such shares has been issued to the Participant following the exercise of the Option.

     17.  Securities Law Restrictions.
          ---------------------------

          (a) No shares of Common Stock shall be issued under this Plan unless the Committee shall be satisfied that the issuance will be in compliance with applicable federal and state securities laws, as well as the requirements of any stock exchange or quotation system upon which the Common Stock is listed or quoted.

          (b) The Committee may require certain investment or other representations and undertakings by the person exercising an Option in order to comply with applicable law.

          (c) Certificates for shares of Common Stock delivered under this Plan may be subject to such restrictions as the Committee may deem advisable. The Committee may cause a legend to be placed on the certificates to refer to these restrictions.

     18.  Indemnification.
          ---------------

          (a) To the maximum extent permitted by law, the Company shall indemnify each member of the Committee and of the Board, as well as any other employee of the Company with duties under this Plan, against expenses and liabilities (including any amount paid in settlement) reasonably incurred by the individual in connection with any claims against the individual by reason of the performance of the individual's duties under this Plan, unless the losses are due to the individual's gross negligence or lack of good faith.

          (b) The Company will have the right to select counsel and to control the prosecution or defense of the suit.

          (c) In the event that more than one person who is entitled to indemnification is subject to the same claim, all such persons shall be represented by a single counsel, unless such counsel advises the Company in writing that he or she cannot represent all such persons under applicable rules of professional responsibility.

          (d) The Company will not be required to indemnify any person for any amount incurred through any settlement unless the Company consents in writing to the settlement.

     19.  Governing Law.  This Plan and all actions taken thereunder shall be
          -------------
governed by and construed in accordance with the laws of the State of Delaware.

                                                                       EXHIBIT B


                        TOTAL RENAL CARE HOLDINGS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN


                                   Article I
                           Purpose and Effective Date

     The purpose of the Plan is to provide incentives for, and to encourage stock ownership by, Employees of Total Renal Care Holdings, Inc. or any of its Subsidiaries whose Employees participate in the Plan in order to increase their proprietary interest in the success of the Company.

     The effective date of this 1999 Amendment and Restatement of the Plan is November 9, 1999.


                                   Article II
                                  Definitions

     Whenever capitalized in the text, the following terms shall have the meanings set forth below.

     2.1 "Account" shall mean the account established pursuant to Section 35 to
          -------
hold a Participant's contributions to the Plan.

     2.2 "Board" shall mean the Board of Directors of Total Renal Care
          -----
Holdings, Inc.

     2.3 "Code" shall mean the Internal Revenue Code of 1986, as amended.
          ----
Reference to any specific section of the Code shall be deemed to be a reference to any successor provision.

     2.4 "Committee" shall mean the Board of Total Renal Care Holdings, Inc. or
          ---------
a committee designated by the Board to administer the Plan.

     2.5 "Common Stock" shall mean the common stock of Total Renal Care
          ------------
Holdings, Inc.

     2.6 "Company" shall mean Total Renal Care Holdings, Inc., a Delaware
          -------
corporation, as well as any Subsidiary whose employees participate in the Plan with the consent of the Board.

     2.7 "Continuous Employment" shall mean employment without interruption by
          ---------------------
the Company. Employment shall not be considered interrupted because of:

         (a) Transfers of employment between the Company and a Subsidiary (or vice versa); or

         (b)  Any Leave of Absence.

     2.8 "Employee" shall mean any person employed by the Company.  This term
          --------
does not include directors unless they are employed by the Company in a position in addition to their duties as a director.

     2.9 "Exchange Act" shall mean the Securities Exchange Act of 1934, as
          ------------
amended.

     2.10 "Fair Market Value" shall mean, on any given day, the closing price
           -----------------
for the Common Stock on that day, or if the Common Stock was not traded on that day, on the next preceding day on which the Common Stock was traded, determined in accordance with the following rules.

         (a) If the Common Stock is admitted to trading or listed on a national securities exchange, the closing price for any day shall be the last reported sale price regular way, or if no such reported sale takes place on that day, the average of the last reported bid and ask prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed.

          (b) If not listed or admitted to trading on any national securities exchange, the last sale price on that day of the Common Stock reported on the Nasdaq National Market of the Nasdaq Stock Market ("Nasdaq National Market") or, if no such reported sale takes place on that day, the average of the closing bid and ask prices on that day.

          (c) If not included in the Nasdaq National Market, the average of the closing bid and ask prices of the Common Stock on that day reported by The Nasdaq Stock Market, or any comparable system on that day.

          (d) If the Common Stock is not included in the Nasdaq Stock Market or any comparable system, the closing bid and ask prices on that day as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.

     2.11 "Leave of Absence" shall mean an unpaid leave of absence taken in
           ----------------
accordance with the Company's leave of absence policy. A Participant will not be considered to have incurred a break in Continuous Employment because of a Leave of Absence that does not exceed ninety (90) days. If the Leave of Absence exceeds ninety (90) days, the Participant will be deemed to have incurred a break in Continuous Employment on the ninety-first (91st) day, unless the Participant's rights to reemployment are guaranteed by statute or contract.

     2.12 "Participant" shall mean an Employee who has been granted a Purchase
           -----------
Right under the Plan.

     2.13 "Plan" shall mean the 1999 Amendment and Restatement of the Total
           ----
Renal Care Holdings, Inc. Employee Stock Purchase Plan.

     2.14 "Purchase Right" shall mean a right to purchase Common Stock granted
           --------------
pursuant to the Plan.

     2.15 "Purchase Right Period" shall mean the period beginning on January 1
           ---------------------
or July 1 (whichever is applicable) and terminating on the immediately following December 31. (But see Section 43 for special rules regarding the termination of a Purchase Right Period.)

     2.16 "Stockholders" shall mean the holders of Common Stock.
           ------------

     2.17 "Subsidiary" shall mean any corporation (other than the Company) in an
           ----------
unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

                                  Article III
                         Eligibility and Participation

     3.1  Eligibility.
          -----------

          (a) All Employees of the Company who are scheduled to work at least twenty (20) hours per week are eligible to participate in the Plan, provided they have completed at least three (3) months of Continuous Employment prior to the first day of the Purchase Right Period.

          (b) No Employee may be granted a Purchase Right if the Employee would immediately thereafter own, directly or indirectly, five percent (5%) or more of the combined voting power or value of all classes of stock of the Company or of a Subsidiary. For this purpose, an Employee's ownership interest shall be determined in accordance with the constructive ownership rules of Code Section 424(d).

     3.2  Payroll Withholding.
          -------------------

          (a) Employees who have satisfied the eligibility conditions of Section 31 may enroll as Participants by executing prior to the commencement of each Purchase Right Period a form provided by the Committee on which they designate:

              (i) The dollar amount (not a percentage of compensation) to be deducted from their paychecks and contributed to their Accounts for the purchase of Common Stock, which shall not be less than ten dollars ($10) per payroll period; and/or

              (ii) The amount of funds, if any, which they will deposit at the beginning of the Purchase Right Period for the purchase of Common Stock.

          (b) Once chosen, the rate of contributions for a Purchase Right Period cannot be decreased or increased without terminating the Purchase Right. However, pursuant to rules and procedures prescribed by the Committee, a Participant may make additional contributions to make up for amounts that he or she failed to make while on a Leave of Absence if the Participant returns to active employment and contributes those amounts before the end of the Purchase Right Period.

     3.3  Limitations.
          -----------

          (a) Notwithstanding anything herein to the contrary, a Participant may not accrue a right to purchase shares of Common Stock at a rate that exceeds twenty-five thousand dollars ($25,000) per calendar year, determined in a manner consistent with Code Section 423(b)(8).

          (b) This limitation shall apply to the Participant's right to purchase Common Stock under the Plan and under all other employee stock purchase plans described in Code Section 423 that are maintained by the Company and its Subsidiaries.

          (c) This dollar limitation applies to the Fair Market Value of Common Stock determined at the time the Purchase Right is granted.

     3.4  Granting of Purchase Rights.  The price at which each share covered by
          ---------------------------
a Purchase Right will be purchased will in all instances be the lesser of:

          (a) One hundred percent (100%) of the Fair Market Value of a share of Common Stock on the first day of the applicable Purchase Right Period; or

          (b) Eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the last day of that Purchase Right Period.

However, in no event will the maximum number of shares that can be purchased pursuant to the provisions of this Section 34 in a single Purchase Right Period exceed twenty-five thousand (25,000).

     3.5  Establishment of Accounts.
          -------------------------

          (a) All amounts contributed by the Participant to the Plan (whether by means of payroll withholding or a lump sum advance contribution) will be deposited into a separate Account maintained for the Participant.

          (b) No interest will be earned on those contributions.

          (c) A Participant may not withdraw any amounts from his or her Account without terminating his or her Purchase Right pursuant to Section 41 below.

                                   Article IV
                                Purchase Rights

     4.1  Termination of Purchase Rights.
          ------------------------------

          (a) A Participant may withdraw from the Plan at any time prior to the last day of the Purchase Right Period by submitting a form prescribed by the Committee to the Human Resources Department of the Company at the Corporate Office in Torrance, California. The Participant's Purchase Right shall terminate upon withdrawal from the Plan.

          (b) A Purchase Right shall terminate automatically if the Participant holding the Purchase Right ceases to be employed by the Company for any reason (including death, disability, or retirement) prior to the last day of the Purchase Right Period.

          (c) Upon the termination of a Purchase Right, all amounts held in the Participant's Account shall be refunded to the Participant.

     4.2  Exercise of Purchase Rights.
          ---------------------------

          (a) Unless previously terminated, Purchase Rights will be exercised automatically on the last day of the Purchase Right Period.

          (b) Except as provided in Paragraph (b) of Section 32 above, payment for shares to be purchased at the termination of the Purchase Right Period may only be made from funds:

              (i)   Deposited at the beginning of a Purchase Right Period;
                    and/or

              (ii) Accumulated through payroll deductions made during the Purchase Right Period.

          (c) If the amount in the Participant's Account at the end of the Purchase Right Period is insufficient to purchase all the shares covered by the Purchase Right granted to the Participant, those funds will be used to purchase as many whole shares as possible.

          (d) If the balance of the Participant's Account on the date of purchase exceeds the purchase price of the whole number of shares to be acquired, the surplus shall be applied to the next Purchase Right Period, unless the Participant elects to receive a refund by submitting a form prescribed by the Committee to the Human Resources Department of the Company at the Corporate Office in Torrance, California.

          (e) Stock certificates will be distributed within forty-five (45) days following the date of the exercise of the Purchase Right.

     4.3  Termination Event.  The following provisions of this Section 43 shall
          -----------------
apply, notwithstanding anything herein to the contrary.

          (a) A "Termination Event" shall be deemed to occur as a result of (i) a transaction in which the Company will cease to be an independent publicly-owned corporation or (ii) a sale or other disposition of all or substantially all the assets of the Company.

          (b) All Purchase Rights shall be automatically exercised immediately preceding the Termination Event. In such an event, for purposes of applying the rules of Paragraph (b) of Section 3.4, the Fair Market Value of the Common Stock on that date shall be deemed to be the consideration paid for the Common Stock in the transaction.

     4.4  Non-Transferability of Purchase Rights.  A Purchase Right may not be
          --------------------------------------
assigned or alienated other than by will and the laws of descent and distribution.

                                   Article V
                                  Common Stock

     5.1  Shares Subject to Plan.
          ----------------------

          (a) Effective November 9, 1999, the maximum number of shares of Common Stock which may be issued under the Plan is one million, three hundred thirty-three thousand, three hundred and three (1,133,333). The number of these shares shall be subject to adjustment under Section 52 below.

          (b) If any outstanding Purchase Right is terminated for any reason prior to its exercise, the shares subject to the Purchase Right will again become subject to purchase under the Plan.

          (c) The Common Stock issuable under the Plan may be previously unissued or may have been reacquired by the Company in the open market (or otherwise).

     5.2  Adjustment Upon Changes in Capitalization.  Subject to the provisions
          -----------------------------------------
of Section 43, a proportionate adjustment shall be made by the Committee in the number, price, and kind of shares subject to outstanding Purchase Rights if the outstanding shares of Common Stock are increased, decreased, or exchanged for different securities, through reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend, or other similar transaction.

                                   Article VI
                              Plan Administration

     6.1  Administration.
          --------------

          (a) The Plan shall be administered by the Committee. The Committee shall have authority to:

              (i)   Interpret the Plan;

              (ii)  Prescribe rules and procedures relating to the Plan; and

              (iii) Take all other actions necessary or appropriate in connection with the administration of the Plan.

          (b) A majority of the members of the Committee shall constitute a quorum, and any action shall constitute the action of the Committee if it is authorized by a majority of the members:

              (i)   Present at any meeting; or

              (ii)  In writing without a meeting.

          (c) All decisions of the Committee shall be final and binding on all Participants.

          (d) No member of the Committee shall be liable for any action or inaction taken in good faith with respect to the Plan or any Purchase Right granted under it.

     6.2  Indemnification.
          ---------------

          (a) To the maximum extent permitted by law, the Company shall indemnify each member of the Committee and each other member of the Board, as well as any other Employee with duties under the Plan, against expenses (including any amount paid in settlement or in satisfaction of a judgment) reasonably incurred by the individual in connection with any claims against the individual by reason of the performance of the individual's duties under the Plan. This indemnity shall not apply, however, if:

              (i) It is determined in the action, lawsuit, or proceeding that the individual is guilty of gross negligence or intentional misconduct in the performance of those duties; or

              (ii) The individual fails to assist the Company in defending against any such claim.

          (b) Notwithstanding the above, the Company shall have the right to select counsel and to control the prosecution or defense of the suit. Furthermore, the Company shall not be obligated to indemnify any individual for any amount incurred through any settlement or compromise of any action unless the Company consents in writing to the settlement or compromise.

                                  Article VII
                           Amendment and Termination

     7.1  Amendment and Termination.  The Board may amend or terminate the Plan
          -------------------------
at any time by means of written action, except with respect to outstanding Purchase Rights.

     7.2  Stockholder Approval.  No additional shares of Common Stock shall be
          --------------------
issued solely as a result of the adoption of the 1999 Amendment and Restatement of the Plan unless the Plan is approved by the Stockholders within twelve (12) months before or after the date of its adoption by the Board, which is November
9, 1999.   If the 1999 Amendment and Restatement is not approved by the
Stockholders within that time period, the prior version of the Plan will remain in effect. The approval by the Stockholders must relate to:

          (a) The class of individuals eligible to participate; and

          (b) The aggregate number of shares to be granted under the Plan.

If either of those items are changed, approval of the Stockholders must again be obtained.

                                  Article VII
                             Miscellaneous Matters

     8.1  Uniform Rights and Privileges.  The rights and privileges of all
          -----------------------------
Participants under the Plan shall be the same.

     8.2  Application of Proceeds.  The proceeds received by the Company from
          -----------------------
the sale of Common Stock pursuant to Purchase Rights may be used for any corporate purpose.

     8.3  Notice of Disqualifying Disposition.  A Participant must notify the
          -----------------------------------
Company if the Participant disposes of stock acquired pursuant to the Plan prior to the expiration of the holding periods required to qualify for capital gains treatment on the sale.

     8.4  No Additional Rights.
          --------------------

          (a) Neither the adoption of this Plan nor the granting of any Purchase Right shall:

              (i) Affect or restrict in any way the power of the Company to undertake any corporate action otherwise permitted under applicable law; or

              (ii) Confer upon any Participant the right to continue to be employed by the Company, nor shall it interfere in any way with the right of the Company to terminate the employment of any Participant at any time, with or without cause.

          (b) No Participant shall have any rights as a Shareholder with respect to any shares covered by a Purchase Right granted to the Participant until the Common Stock is actually issued to the Participant.

          (c) No adjustments will be made for cash dividends or other rights for which the record date is prior to the issuance of the Common Stock.

     8.5  Governing Law.
          -------------

          (a) The Plan and all actions taken under it shall be governed by and construed in accordance with the laws of the State of Delaware.

          (b) The provisions of this Plan shall be interpreted in a manner that is consistent with this Plan satisfying the requirements of Code Section 423.

--------------------------------------------------------------------------------
                        TOTAL RENAL CARE HOLDINGS, INC.



                        TOTAL RENAL CARE HOLDINGS, INC.
         NOTICE OF ANNUAL MEETING OF STOCKHOLDERS - DECEMBER 17, 1999


TO OUR STOCKHOLDERS


     We will hold our 1999 annual meeting of the stockholders of Total Renal Care Holdings, Inc., or TRCH, a Delaware corporation, on Friday, December 17, 1999 at 9:30 a.m., Los Angeles time, at the Torrance Marriott, 3635 Fashion Way, Torrance, California 90503. As further described in the accompanying Proxy Statement, at this meeting we will:

     1. Elect five directors to our board of directors to serve for a term of one year or until their successors are duly elected and qualified.
     2. Consider and act upon a proposal to approve the Total Renal Care Holdings, Inc. 1999 Equity Compensation Plan.
     3. Consider and act upon a proposal to increase the number of shares authorized to be issued under our Employee Stock Purchase Plan.
     4. Transact other business as may come properly before the meeting or any meeting held upon adjournment of the meeting.

     Our board of directors has fixed the close of business on November 4, 1999 as the record date for the determination of stockholders entitled to vote at the meeting or any meetings held upon adjournment of the meeting. Only record holders of our common stock at the close of business on that day will be entitled to vote. A copy of our 1998 annual report to stockholders is enclosed with this notice, but is not part of the proxy soliciting material.

     We invite you to attend the meeting and vote in person. If you cannot attend, to assure that you are represented at the meeting, please sign and return the enclosed proxy card as promptly as possible in the enclosed postage prepaid envelope. If you attend the meeting, you may vote in person, even if you previously returned a signed proxy.


                                      By order of the board of directors

                                           /s/ Barry C. Cosgrove

                                               Barry C. Cosgrove
                                             Senior Vice President,
                                          General Counsel and Secretary

Torrance, California
November 15, 1999

                         --  Detach Proxy Card Here --
--------------------------------------------------------------------------------

       [    ]

The Directors recommended a vote FOR all Nominees listed in Proposal 1 and approval of Proposal 2 and Proposal 3.

1. Election of Directors

FOR all nominees  [_]    WITHHOLD AUTHORITY to  [_]       EXCEPTIONS   [_]
listed below             vote for all nominees
                         listed below


Nominees: Maris Andersons, Richard B. Fontaine, Peter T. Grauer, Shaul G. Massry, Kent J. Thiry
(INSTRUCTIONS: To withheld authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)
Exceptions
           ------------------------------------------------------------------

2. Proposal to approve the Company's 1999 Equity Compensation Plan.

                     FOR [_]    AGAINST [_]   ABSTAIN [_]

3. Proposal to increase the number of shares authorized to be issued under the Company's Employee Stock Purchase Plan.


                     FOR [_]    AGAINST [_]   ABSTAIN [_]

4. Such other matters as may properly come before the meeting.

                                    Change of Address and or
                                    Comments Mark Here               [_]

                                    Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please indicate full title.

                                    Dated:                           , 1999
                                           ---------------------------

                                    --------------------------------------
                                                Signature(s)

                                    --------------------------------------
                                                Signature(s)


                                    Votes must be indicated
                                    [X] in Black or Blue Ink.

Please mark, sign, date and return the Proxy in the accompanying prepaid envelope.


                              Please Detach Here
                  You Must Detach This Portion of the Proxy Card
                      Before Returning It in the Enclosed Envelope.

                        TOTAL RENAL CARE HOLDINGS, INC.

COMMON STOCK                         PROXY                   BOARD OF DIRECTORS

  This Proxy is solicited on behalf of the Board of Directors of TOTAL RENAL CARE HOLDINGS, INC.

  The undersigned hereby appoints Kent J. Thiry or Barry C. Cosgrove, or either of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution to vote all shares of the Common Stock, $0.001 par value per share, of TOTAL RENAL CARE HOLDINGS, INC., which the undersigned is entitled to vote at the annual meeting of the stockholders of TOTAL RENAL CARE HOLDINGS, INC., to be held at 9:30 A.M., Pacific Time, on December 17, 1999 at the Torrance Marriott, 3635 Fashion Way, Torrance, California and any and all adjournments thereof, on the proposals set forth below and any other matters properly brought before the meeting.

  Unless a contrary direction is indicated, this Proxy will be voted FOR all nominees listed in Proposal 1 and FOR approval of Proposal 2 and Proposal 3. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

  All Proxies to vote at said meeting or any adjournment heretofore given by the undersigned are hereby revoked. Receipt of Notice of Annual Meeting and Proxy Statement dated November 15, 1999 is hereby acknowledged.


                                 TOTAL RENAL CARE HOLDINGS, INC.
                                 P.O. BOX 11308
                                 NEW YORK, N.Y. 10203-0308